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                                                                    EXHIBIT 10





                                 LOAN AGREEMENT

                                    BETWEEN

                           DAWSON GEOPHYSICAL COMPANY

                                      AND

                       NORWEST BANK TEXAS, MIDLAND, N.A.





$11,000,000.00                                                    April 1, 1996
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                                 LOAN AGREEMENT


         This Loan Agreement, dated as of April 1, 1996, is made and entered into by and between Dawson Geophysical Company, a Texas corporation (the "Borrower"), and Norwest Bank Texas, Midland, N.A. (the "Lender").

                                    RECITALS

WHEREAS, the Borrower has requested that the Lender make loans to the Borrower; and

         WHEREAS, the Bank is agreeable to the Borrower's requests but only upon and subject to the terms and provisions which are hereinafter specified.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         1.1 - DEFINED TERMS. In addition to the terms defined in the preamble and elsewhere in this Agreement, the following terms shall have the following meanings:

         "Advance" means any loan disbursement to or on behalf of Borrower under any of the Loan Papers, including, without limitation, all amounts advanced upon the execution hereof under the Notes and all Subsequent Advances.

         "Affiliate" means, as to any person, (a) any other person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person or (b) any person who is a director, officer or partner (i) of such person, (ii) of any Subsidiary of such person or (iii) of any person described in the preceding clause (a). For purposes of this definition, "control" of a person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors or managers of such person or (ii) direct or cause the direction of the management and policies of such person whether by contract or otherwise.

         "Agreement" means this Loan Agreement, as amended, supplemented or otherwise modified from time to time.

         "Bank Liens" means Liens in favor of Lender, securing all or any portion of the Obligation, including, but not limited to, Rights in any Collateral created in favor of Lender, whether by mortgage, pledge, hypothecation, assignment, transfer or other granting or creation of Liens.





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         "Borrowing Base" means at any date the amount determined pursuant to
Section 2.3(a) of this Agreement at such date.

         "Business Day" means every day on which Lender is open for banking business.

         "Cash Flow" means, with respect to any period of calculation thereof, the sum of (i) the net income (or loss) from continuing operations of Borrower during such period (excluding extraordinary income but including extraordinary expenses), plus (ii) depreciation, depletion and amortization expenses of Borrower during such period, all determined in accordance with generally accepted accounting principles consistently applied.

         "Collateral" means any and all property, tangible or intangible, now existing or hereafter acquired, mortgaged, pledged, assigned or otherwise encumbered by the Borrower or any other person to or for the benefit of the Lender pursuant to the Security Agreement or any other agreement or instrument now or hereafter executed and delivered by the Borrower or any other person to secure the payment of the Notes, as any such agreement or instrument may be amended, supplemented or otherwise modified from time to time.

         "Current Ratio" means the ratio of (i) the sum of the current assets of the Borrower to (ii) the sum of the current liabilities of Borrower, all determined in accordance with generally accepted accounting principles consistently applied.

         "Debt" means, for any person, at any particular date, and without duplication, the sum at such date of (i) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services for which such person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which such person otherwise assures a creditor against loss; (ii) all obligations of such person under leases which shall have been, or should have been, in accordance with generally accepted accounting principles in effect on the date of this Agreement, recorded as capital leases in respect of which such person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such person otherwise assures a creditor against loss, (iii) unfunded vested benefits under each Erisa Plan; (iv) all indebtedness and other liabilities secured by any Lien on any property owned by such person even though such person has not assumed or otherwise become liable for payment thereof; (v) all obligations of such person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such person; and (vi) indebtedness of such person evidenced by a bond, debenture, note or similar instrument; provided, however, Debt shall not include accounts payable incurred in the ordinary course of such person's business.

         "Environmental Complaint" means any complaint, order, citation, notice or other written communication from any person or Governmental Authority with respect to the existence or alleged existence of a violation of any requirement of law or liability resulting from any air emission, water discharge, noise emission, asbestos, Hazardous Substance or any other environmental, health or safety matter at, upon, under or within any of the property owned, operated or used by Borrower.





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         "Erisa Plan" shall have the meaning given to such term as set forth in
Section 4.14 of this Agreement.

         "Event of Default" shall have the meaning given to such term as set forth in Section 7.1 of this Agreement.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Hazardous Substance" shall have the meaning given to such term as set forth in Section 4.19 of this Agreement.

         "Highest Lawful Rate" means the maximum rate of interest (or, if the context so requires, an amount calculated at such rate) which Lender is allowed to contract for, charge, take, reserve or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges under the Loan Papers.

         "Intangible Assets" means all assets of the Borrower that would be classified as intangible assets in accordance with generally accepted accounting principles, but in any event including, without limitation, (i) deferred assets, other than prepaid insurance and prepaid taxes; (ii) patents, copyrights, trademarks, tradenames, franchises, goodwill, experimental expenses and other similar assets which would be classified as intangible assets on a balance sheet of such person, prepared in accordance with generally accepted accounting principles; (iii) unamortized debt discount and expense; and (iv) assets located, and notes and receivables due from obligors domiciled, outside of the United States.

         "Lien" means any interest in property securing an obligation owed to, or a claim by, a person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from any mortgage, encumbrance, pledge, hypothecation, assignment, deposit arrangement, or preference, priority or other security agreement (including, without limitation, any conditional sale or other title retention agreement or trust receipt or a lease, consignment or bailment for security purposes). The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property.

         "Loan Papers" means (i) this Agreement, (ii) the Notes and (iii) any and all notes, mortgages, deeds of trust, security agreements, financing statements, guaranties, and other agreements, documents, certificates, letters and instruments ever delivered or executed





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pursuant to, or in connection with, this Agreement, whether existing on the date hereof or thereafter created, as any of the same may hereafter be amended, supplemented, extended or restated.

         "Material Adverse Effect" means any set of circumstances or events which (i) has, will or could reasonably be expected to have any material adverse effect upon the validity, performance or enforceability of any Loan Paper; (ii) is or could reasonably be expected to be material and adverse to the financial condition or business operations of Borrower, as represented to Lender in this Agreement; (iii) will or could reasonably be expected to impair the ability of Borrower to fulfill its obligations under the terms and conditions of the Loan Papers; or (iv) will or could reasonably be expected to cause an Event of Default.

         "Material Agreement" of any person means any material written or oral agreement, contract, commitment, arrangement or understanding to which such person is a party, by which such person is directly or, to such person's knowledge, indirectly bound, or to which any asset of such person may be subject, which is not cancelable by such person upon 30 days or less notice without liability for further payment other than nominal penalties, excluding, however, such agreements, contracts, commitments, arrangements or understandings pursuant to which the subject matter thereof does not exceed $50,000 in the aggregate.

         "Notes" means the Term Promissory Note and the Revolving Line of Credit Promissory Note, as further described in Section 2.1 of this Agreement.

         "Obligation" means the Notes and all other present and future indebtedness, obligations and liabilities, and all renewals, rearrangements and extensions thereof, or any part thereof, now or hereafter owed to Lender by Borrower arising from, by virtue of, or pursuant to any Loan Paper, or otherwise, together with all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several or were, prior to acquisition thereof by Lender, owed to some other person.

         "Prime Rate" means that variable rate of interest per annum established by Norwest Bank, Minnesota, National Association ("Norwest"), or its successors from time to time as its "prime rate." Such rate is used by Norwest as a general reference rate of interest, taking into account such factors as Norwest may deem appropriate, it being understood that it is not necessarily the lowest or best rate actually charged to any customer and that Norwest may make various commercial or other loans at rates of interest having no relationship to such rate.

         "Relevant Environmental Law" shall mean all requirements of law from time to time applicable to any property owned, operated or used by Borrower or any part thereof with respect to (i) the installation, existence or removal of asbestos; (ii) the existence, discharge





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or removal of Hazardous Substances; (iii) air emissions, water discharges, noise emissions and any other environmental, health or safety matters; and (iv) effects of the environment of any of such properties or any part thereof or of any activity theretofore, now or hereafter conducted on any of such properties.

         "Rights" means rights, remedies, powers, privileges and benefits.

         "Security Agreement" means the Security Agreement in the form attached hereto as Exhibit E, as amended, supplemented or otherwise modified from time to time.

         "Subsequent Advance" means any disbursement to or on behalf of Borrower after the initial Advance under the Revolving Line of Credit Promissory Note, or after the initial Advance under the Term Promissory Note, as the case may be, pursuant to the provisions of Section 2.1 and Section 2.2 hereof.

         "Subsidiary" means, as to Borrower or any other designated person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by Borrower or such other designated person.

         "Tangible Net Worth" means at a particular date (i) the sum of the stockholders' equity of Borrower, less (ii) the sum of the aggregate book value of the Intangible Assets of Borrower, all determined in accordance with generally accepted accounting principles consistently applied.

         "Working Capital" means the excess of the current assets over the current liabilities of the Borrower, all determined in accordance with generally accepted account principles consistently applied.


         1.2 - ACCOUNTING PRINCIPLES. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement or any other Loan Paper, such determination, consolidation or computation shall be made in accordance with generally accepted accounting principles consistently applied, except where such principles are inconsistent with the requirements of this Agreement.

         1.3 - DIRECTLY OR INDIRECTLY. When any provision in this Agreement refers to action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable where the action in question is taken directly or indirectly.





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         1.4  - PLURAL AND SINGULAR FORMS.  The definitions given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms where the context so permits.

         1.5 - REFERENCES. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

                                   ARTICLE II
                           AMOUNT AND TERMS OF LOANS

         2.1 - THE LOANS. Subject to and upon the terms and conditions and relying on the representations and warranties contained in this Agreement, Lender agrees to make loans to the Borrower as follows:

         (a) TERM LOANS - Contemporaneously with the execution and delivery hereof, Borrower shall execute and deliver to the Lender the Term Promissory
Note in the form of Exhibit A hereto in the principal amount of $6,000,000.00 (the "Term Promissory Note"). Subject to and upon the terms and conditions of this Agreement and the Term Promissory Note, Borrower may, at any time and from time to time during the period from the date hereof until December 31, 1996, request one or more Advances and borrow (without the ability to reborrow amounts prepaid under the Term Promissory Note) under the Term Promissory Note; provided, however, the cumulative aggregate principal amount of all Advances under the Term Promissory Note shall not exceed $6,000,000.00. The Term Promissory Note, including the loans evidenced thereby, is a multiple advance term loan facility and shall not be construed as a revolving line of credit as reborrowings are not permitted. The Term Promissory Note shall be stated to mature seven years from the date of such note and shall bear interest on the unpaid principal amount thereof from time to time outstanding at the applicable interest rate per annum as provided in the Term Promissory Note. Principal and interest on the Term Promissory Note shall be payable in the manner and on the dates specified therein.

         (b) REVOLVING LOANS - Contemporaneously with the execution and delivery hereof, Borrower shall execute and deliver to the Lender the Revolving Line of Credit Promissory Note in the form of Exhibit B hereto in the maximum principal amount of $5,000,000 (the "Revolving Line of Credit Promissory Note"). Subject to and upon the terms and conditions of this Agreement and the Revolving Line of Credit Promissory Note, Borrower may request one or more Advances and borrow, prepay and reborrow at any time and from time to time under the Revolving Line of Credit Promissory Note; provided, however, the aggregate principal amount of all Advances outstanding at any one time under the Revolving Line of Credit Promissory Note shall never exceed the lesser of
(i) $5,000,000.00 or (ii) the Borrowing Base then in effect. The Revolving Line of Credit Promissory Note shall be stated to mature on April 15, 1997 and shall bear interest on the unpaid principal amount





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thereof from time to time outstanding at the applicable interest rate per annum as provided in the Revolving Line of Credit Promissory Note. Principal and interest on the Revolving Line of Credit Promissory Note shall be payable in the manner and on the dates specified therein.

         2.2 - PROCEDURE FOR BORROWINGS. (a) At the time of the initial Advance under the Term Promissory Note or the Revolving Line of Credit Promissory Note, as the case may be, the conditions set forth in Section 3.1 of this Agreement shall have been satisfied and, with respect to each Subsequent Advance under the Term Promissory Note or the Revolving Line of Credit Promissory Note, as the case may be, the conditions set forth in Section 3.2 hereof shall have been satisfied at the time of each such Subsequent Advance. At the time of each request for a Subsequent Advance, the Borrower shall simultaneously furnish to the Lender Borrower's written confirmation (dated as of the date of the request for such Advance and otherwise being in substantially the form attached hereto as Exhibit C) of (i) the amount of the requested Subsequent Advance and the particular Note under which such Subsequent Advance is requested and (ii) the absence of any Event of Default at the date of such request. Each request for a Subsequent Advance under the Revolving Line of Credit Promissory Note must be in the minimum amount of $50,000.00 or the unadvanced portion of the Revolving Line of Credit Promissory Note, whichever is less; and each request for a Subsequent Advance under the Term Promissory Note must be in the minimum amount of $50,000.00 or the unadvanced portion of the Term Promissory Note, whichever is less. Assuming the satisfaction of the conditions set forth in this Section 2.2, requests for Subsequent Advances under the Term Promissory Note or the Revolving Line of Credit Promissory Note, as the case may be, will be funded on the same Business Day that Lender receives Borrower's request for each such Subsequent Advance; provided that Borrower's request is received by the Lender prior to 12:00 noon on the date of any such request.

         (b) The Lender shall maintain in accordance with its usual practice one or more accounts or other records evidencing the Obligations of the Borrower to the Lender resulting from each loan made by the Lender from time to time under each respective Note, including the amounts of principal and interest payable and paid to the Lender from time to time under this Agreement and each respective Note. The entries made in such accounts or records of the Lender shall be prima facie evidence of the existence and amounts of the Obligations of the Borrower therein recorded; provided, however, that the failure of the Lender to maintain any such accounts or records, or any error therein, shall not in any manner affect the absolute and unconditional obligation of the Borrower to repay (with applicable interest) all loans made to the Borrower in accordance with the terms of this Agreement and the Notes.

         2.3 - BORROWING BASE. The Borrowing Base shall be determined as follows:

         (a) INITIAL BORROWING BASE. The initial Borrowing Base shall be $4,170,056.00 during the period from the date hereof to the date on which the Borrower receives notice of the first determination of the Borrowing Base by the Lender pursuant to Section 2.3(b)





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and thereafter the amount of the Borrowing Base shall be the Borrowing Base most recently determined pursuant to Section 2.3(b).

         (b) DETERMINATIONS OF THE BORROWING BASE. (i) For each month that any principal or interest on the Revolving Line of Credit Promissory Note is outstanding and unpaid, the Borrower shall, no later than 25 days after the end of each such month, at its own expense, furnish to the Lender a borrowing base report ("Borrowing Base Report"), in the form attached hereto as Exhibit D, which report shall be dated as of the end of each such month and shall set forth the calculation of the Borrowing Base as therein provided. Notwithstanding the foregoing, and without regard to whether any principal or interest on the Revolving Line of Credit Promissory Note is outstanding and unpaid, the Borrower shall furnish a Borrowing Base Report to the Lender no later than 25 days after the end of each fiscal quarter of the Borrower, which report shall be dated as of the end of each such quarterly period and shall set forth the calculation of the Borrowing Base as therein provided.

         (ii) Within 15 days after it receives each Borrowing Base Report, the Lender shall make a determination of the Borrowing Base, and shall notify the Borrower of the new Borrowing Base, if any; provided, however, if the Lender does not so notify the Borrower of a new Borrowing Base, then the Borrowing Base set forth in the Borrowing Base Report furnished to the Lender by the Borrower pursuant to Section 2.3(b)(i) shall be deemed to be the Borrowing Base until a new Borrowing Base is determined by the Lender and notice of such new Borrowing Base is given by the Lender to the Borrower. Each determination of the Borrowing Base shall be made by the Lender in the exercise of its sole discretion in accordance with the then current standards and practices of the Lender for similar loans, taking into account such factors as the Lender may deem appropriate, including, without limitation, the nature and extent of the Borrower's interest in the properties and assets upon which the Borrowing Base is then determined and the anticipated timing and extent of net operating income therefrom. The Lender may in its sole discretion discount the value of any property included in the determination of the Borrowing Base as set forth in a Borrowing Base Report by the same factors utilized by it in discounting the value of comparable borrowing base assets in comparable transactions for comparable borrowers.

         (iii) The Borrower agrees to pay or reimburse the Lender for all reasonable out-of-pocket costs and expenses incurred by the Lender in connection with (a) the examination of each Borrowing Base Report furnished to the Lender by the Borrower, (b) the redetermination by the Lender of the Borrowing Base pursuant to such Borrowing Base Report, and (c) the notification of the Borrower of such redetermined Borrowing Base.

         (iv) Each delivery by the Borrower to the Lender of a Borrowing Base Report shall be deemed to constitute a representation and warranty by the Borrower to the Lender that the Borrower has good and marketable title to the Collateral, and that none of the Collateral is subject to any Lien other than Bank Liens and Liens permitted by Section 6.1.





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         2.4  - OPTIONAL AND MANDATORY PREPAYMENTS.  (i) The Borrower may at any
time and from time to time prepay either one or both of the Notes, in whole or in part, without premium or penalty, upon prior or simultaneous irrevocable notice to the Lender, specifying the Note to be prepaid, the date and the
amount of prepayment.   If any such notice is given, the amount specified in
such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $50,000.00 or a whole multiple thereof, or shall equal the aggregate outstanding balance of the Note being prepaid.

         (ii) If the aggregate unpaid principal amount of the Revolving Line of Credit Promissory Note shall at any time exceed the Borrowing Base at such time, the Lender shall so notify the Borrower, and the Borrower shall, within five Business Days after such notification, prepay the principal of the Revolving Line of Credit Promissory Note, in an aggregate amount at least equal to such excess, together with accrued interest on the amount prepaid to the date of such prepayment.

         2.5 - PAYMENT PROCEDURE. Each payment or prepayment on the Notes must be made at the principal office of Lender in funds which are or will be available for immediate use by Lender on or before 12:00 noon Midland, Texas time on the day such payment is due or such prepayment is made. In any case where a payment of principal of, or interest on, the Notes is due on a day which is not a Business Day, Borrower shall be entitled to delay such payment until the next succeeding Business Day, but interest shall continue to accrue until the payment is in fact made.

         2.6 - INTEREST. The Obligation shall bear interest from day to day at a rate per annum which shall from day to day be equal to the lesser of (a) the Prime Rate in effect from day to day (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days) or (b) the Highest Lawful Rate. Each change in the rate of interest charged under each Note shall, subject to the terms hereof, become effective, without notice to Borrower, upon the effective date of each change in the Prime Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Prime Rate exceeds the Highest Lawful Rate, the rate of interest on each Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Prime Rate shall not reduce the rate of interest thereon below the Highest Lawful Rate until the total amount of interest accrued thereon approximately equals the amount of interest which would have accrued thereon if the Prime Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of either Note, the total amount of interest paid or accrued thereon is less than the amount of interest which would have accrued if the Prime Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Prime Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on either such Note. All of the past due Obligation and





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accrued interest thereon shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate. Interest calculations may be made ten days prior to any interest installment due date under the Notes, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day period, then Borrower shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrower any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

         2.7 - ORDER OF APPLICATION. Except as otherwise provided in the Loan Papers, all payments and prepayments on the Obligation, including proceeds from the exercise of any Rights of Lender under the Loan Papers, shall be applied to the Obligation in the following order: (i) first, to reasonable expenses for which Lender shall not have been reimbursed under the Loan Papers and then to all amounts to which Lender is entitled to indemnification under the Loan Papers; (ii) to the accrued interest on the Note being paid or prepaid; (iii) to the principal of the Note being paid or prepaid and, with regard to the Term Promissory Note, applied upon installments of most remote maturity; and (iv) to the remaining Obligation.

                                  ARTICLE III
                              CONDITIONS PRECEDENT

         3.1 - CONDITIONS TO INITIAL ADVANCE. The obligation of Lender to make the initial Advance pursuant to this Agreement under either one of the Notes is subject to the satisfaction and fulfillment of each of the following conditions precedent which shall have occurred on or before the date hereof, or simultaneously with the closing of the transactions contemplated by this Agreement, unless compliance therewith shall have been waived in writing by
Lender:

         (a) There shall have been duly executed, where appropriate, and delivered by Borrower (and/or any other requisite party thereto) the following:

                 (1)      this Agreement;

                 (2)      the Term Promissory Note;

                 (3)      the Revolving Line of Credit Promissory Note;

                 (4)      the Security Agreement;

                 (5) a certificate of account status (good standing) and a certificate of existence for Borrower in the jurisdiction under the laws of which Borrower is organized and in each jurisdiction wherein Borrower's operations, transaction of business or ownership of property make qualification as a foreign corporation necessary;





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                 (6)      a certificate of the Secretary or an Assistant
         Secretary and of the President, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Papers and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (A) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (B) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (C) a copy of the bylaws of Borrower, and certifying as to such other matters as Lender may reasonably require;

                 (7) the information required by Section 5.12(a) of this Agreement; and

                 (8) such other documents or instruments as Lender may require.

         (b) There shall exist no Event of Default hereunder, nor shall any events or circumstances have occurred, and not theretofore been cured, which with notice or lapse of time or both, would constitute an Event of Default hereunder; and

         (c) There shall have been delivered to Lender the favorable opinion of counsel for Borrower, Midland, Texas, substantially in the form of Exhibit F.

         3.2 - CONDITIONS TO SUBSEQUENT ADVANCES. The obligation of the Lender to make any Subsequent Advance under the Term Promissory Note or the Revolving Line of Credit Promissory Note requested to be made by the Borrower on any date is subject to the satisfaction of the following conditions precedent:

         (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower in or pursuant to the Loan Papers shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (b) NO EVENT OF DEFAULT. No Event of Default shall have occurred and be continuing on such date or after giving effect to the Subsequent Advance requested to be made on such date.

         (c) MAINTENANCE OF BORROWING BASE. Notwithstanding Section 2.4(ii), after giving effect to the Advances under the Revolving Line of Credit Promissory Note requested by Borrower to be made on any date, the aggregate principal amount of the Revolving Line of Credit Promissory Note then outstanding shall not exceed the lesser of (i) $5,000,000.00 or (ii) the Borrowing Base then in effect.

         (d) NO MATERIAL LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority shall be pending or, to the knowledge of the Borrower, threatened by or against the Borrower or the Lender with respect to the closing of the transactions contemplated by this Agreement or the other Loan Papers.

         (e) BORROWING BASE REPORTS. The Bank shall have received all Borrowing Base Reports required to be delivered by Borrower pursuant to Section 2.3(b)(i).

         Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date thereof that the conditions contained in this Section 3.2 have been satisfied.

         3.3 - CORPORATE PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Papers, shall be satisfactory in form, substance and date to the Lender, and Lender shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         As an inducement to Lender to enter into this Agreement, Borrower represents and warrants to Lender as follows:

         4.1 - ORGANIZATION, EXISTENCE AND GOOD STANDING OF BORROWER. Borrower is duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate powers required to enter into and carry out the transactions contemplated hereby. Borrower is duly qualified, in good standing and authorized to do business in all other jurisdictions wherein the character of Borrower's operations, transaction of business or ownership of property makes such qualification necessary, except where the absence of qualification, good standing or authorization would not have a Material Adverse Effect on the business, properties or financial condition of Borrower.

         4.2 - AUTHORIZATION. Borrower is duly authorized and empowered to create and issue the Notes and to execute and deliver this Agreement, the Notes, the other Loan Papers and all other instruments referred to or mentioned herein, and all action (corporate or otherwise) on Borrower's part requisite for the due execution, delivery and performance of this Agreement, the Notes and the other Loan Papers has been duly and effectively taken.

         4.3 - ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Papers when duly executed and delivered will be, legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency or other laws generally affecting the enforcement of creditors' rights).

        4.4 - NO CONFLICTS OR CONSENTS. The execution and delivery by Borrower of the Loan Papers to which it is a party, the performance by Borrower under such Loan Papers, and the consummation of the transactions contemplated by the various Loan Papers, do not and will not (1) conflict with any provision of the articles of incorporation or bylaws of Borrower, or (2) except as to matters that could not reasonably be expected to have a Material Adverse Effect, result in the acceleration of any Debt owed by Borrower, or conflict with any law, statute, rule, regulation or Material Agreement, judgment, license, order or permit applicable to or binding upon Borrower or any of its properties or assets, or require the consent, approval, authorization or order of, or notice to or filing with, any Governmental Authority or third party, or result in or require the creation of any Lien upon any material assets or properties of Borrower, except as permitted in the Loan Papers.

        4.5 - FINANCIAL STATEMENTS. The audited financial statements of Borrower for the fiscal year ended September 30, 1995, and the interim unaudited financial statements of Borrower for the three-month period ended December 31, 1995, which have been delivered to Lender, are complete and correct as they relate to Borrower, have been prepared in accordance with generally accepted accounting principles, consistently applied, and present fairly the financial condition and results of operations of Borrower as of the dates and for the periods stated (subject only to normal year-end adjustments with respect to such unaudited interim statements). During the period from December 31, 1995 to and including the date hereof, no change has occurred in the condition, financial or otherwise, of Borrower which could reasonably be expected to result in a Material Adverse Effect, and there has been no sale, transfer or other disposition by the Borrower since December 31, 1995 of any material part of its business or property and no purchase or other acquisition of any business or property material in relation to the condition, financial or otherwise, of Borrower.

        4.6 - OTHER OBLIGATIONS. As of the date hereof, Borrower does not have any outstanding Debt or other material liabilities, direct or indirect, absolute or contingent, which is, in the aggregate, material to Borrower and not shown in the financial statements referred to in Section 4.5 hereof. Borrower is not aware of any fact, circumstance, act, condition or development which will have or which threatens to have any Material Adverse Effect on Borrower's present financial condition.

        4.7 - INVESTMENTS AND GUARANTIES. At the date of this Agreement, Borrower has not made investments in, advances to or guaranties of the obligations of any person, except as reflected in the financial statements referred to in Section 4.5 hereof or otherwise disclosed to the Lender in writing.

        4.8  - LITIGATION.       On July 1, 1995, an automobile accident
claimed the lives of four employees of the Borrower which involved an automobile owned by the Borrower. The Borrower is a defendant in a lawsuit filed by the families of two of the employees whose deaths resulted from the accident. The families filed suit against the Borrower under the gross negligence provisions of the Texas Workers' Compensation Act. Accordingly, the

Borrower believes its exposure is limited to exemplary damages of $36 million. The litigation is currently in the discovery stage. The Borrower has approximately $12 million of insurance coverage available to provide against an unfavorable outcome in this matter. Due to the uncertainties inherent in litigation, no absolute assurance can be given as to the ultimate outcome of this suit. However, the Borrower believes, based on knowledge of the facts to date and consultation with its legal advisors, that liabilities, if any, from this suit should not have a Material Adverse Effect. At the date of this Agreement there is no other litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower which involves the possibility of any judgment or liability not fully covered by indemnity agreements or insurance, and which would have a Material Adverse Effect. No unusual or unduly burdensome restriction, restraint, or hazard exists by contract, law or governmental regulation or otherwise relative to the business, properties or assets of the Borrower, except as disclosed to the Lender in writing.

        4.9 - TAXES. All tax returns required to be filed by the Borrower with all Governmental Authorities have been filed, and all taxes, assessments, fees and other governmental charges upon Borrower or upon any of its property, income or franchises which are due and payable, have been paid (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of the Borrower); and no tax lien has been filed and, to the knowledge of Borrower, no claim is being asserted with respect to any such tax, fee or other charge.

        4.10  - PURPOSE OF LOAN.  The proceeds of the loans made pursuant to
Section 2.1 and evidenced by the Notes will be used for the following purposes:

        (a) with respect to loans made pursuant to and evidenced by the Term Promissory Note, for the purchase of seismic survey equipment and machinery to be used in the ordinary course of Borrower's business; and

        (b) with respect to loans made pursuant to and evidenced by the Revolving Line of Credit Promissory Note, for general working capital purposes.

        The Borrower will not use any of the loan proceeds to purchase any vehicle subject to a certificate of title law of any state.

        4.11 - TITLE TO PROPERTIES; LIENS. Borrower has good record and defensible title to, or a valid leasehold interest in, all of its real property, and good title to all its other properties and, except for Liens of the type permitted under Section 6.1 of this Agreement, there are no Liens on any properties or assets of Borrower.

        4.12 - LEASES. All material lease agreements under which Borrower is lessee or tenant are in full force and effect, and there does not exist any default or potential default thereunder.

        4.13 - NO DEFAULT. The Borrower is not in default under or with respect to any Material Agreement in any respect, other than defaults which could not have a Material Adverse Effect. No Event of Default has occurred and is continuing.

        4.14 - ERISA PLANS. Borrower does not have any plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA Plan").

        4.15 - PRINCIPAL BUSINESS OFFICE AND LOCATION OF RECORDS. The Borrower's principal place of business and chief executive offices are located at 208 South Marienfeld, Midland, Texas 79701, and the records of Borrower concerning its ownership of assets, business and operations are located at such address.

        4.16 - LICENSES, PERMITS AND FRANCHISES, ETC. Borrower has all rights, licenses, permits, franchises, patents, patent rights, trademarks, trademark rights and copyrights which are necessary or required for the ownership or operation of any of Borrower's properties and the conduct of Borrower's business. Borrower is not aware of any fact or condition that might cause any of such rights not to be renewed in due course.

        4.17  - SUBSIDIARIES.  Borrower has no Subsidiaries.

        4.18 - NO MATERIAL OMISSIONS OR MISSTATEMENTS. No information, exhibit or report furnished to Lender by the Borrower in connection with the negotiation of this Agreement contains any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading. Without limiting the generality of the foregoing, there are no material facts relating to the Loan Papers or the financial condition, assets, liabilities, results of operations or business of Borrower which could, collectively or individually, have a Material Adverse Effect and which have not been disclosed in writing to Lender as an exhibit to this Agreement or in the financial statements of Borrower referred to in
Section 4.5 of this Agreement.

        4.19  - ENVIRONMENTAL MATTERS.

        (a) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and, to the knowledge of Borrower, no investigation or review is pending or threatened by any Governmental Authority or other person (i) with respect to any alleged violation of any law, ordinance, rule, regulation or order of any Governmental Authority in connection with the property, operations or conduct of the business of Borrower or (ii) with respect to any alleged failure to have any permit, certificate, license, approval, requisition or authorization required in connection with the property, operations or conduct of the business of Borrower or (iii) with respect to any generation, treatment, storage, recycling, transportation or disposal or release, all as defined in 42 USC Section 9601(22) ("Release") (other than Releases in compliance with Relevant Environmental Laws or permits issued thereunder), of any toxic, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, solid waste, contaminants, polychlorinated biphenyls, paint containing lead, urea, formaldehyde, foam insulation, and discharge of sewage or effluent, whether or not regulated under federal, state or local environmental statutes, ordinances, rules, regulations or orders ("Hazardous Substance") generated by the operations or business, or located at any property, of Borrower.

         (b) Except in substantial compliance with Relevant Environmental Laws and permits issued thereunder (i) neither Borrower nor the businesses conducted by the Borrower have placed, held, located or disposed of any Hazardous Substance on, under or at any property now or previously owned or leased by Borrower, and none of such properties has been used (by Borrower) as a dump site or storage (whether permanent or temporary) site for any Hazardous Substance; (ii) no polychlorinated biphenyls, urea or formaldehyde is or has been present at any property now or previously owned or leased by Borrower;
(iii) no asbestos is or has been present at any property now or previously owned or leased by Borrower; (iv) there are no underground storage tanks which have been used to store or have contained any Hazardous Substance, active or abandoned, at any property now or previously owned or leased by Borrower; (v) no Hazardous Substance has been released at, on or under any property previously owned or leased by Borrower; and (vi) no Hazardous Substance has been released or is present, in a reportable or threshold quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order, at, on or under any property now or previously owned by Borrower.

         (c) Borrower has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed or proposed for listing under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations.

         (d) There are no environmental Liens on property owned or leased by Borrower, and no actions by any Governmental Authority have been taken or are in process which could subject any of such properties to such Liens.

         (e) Prior to the date hereof, Borrower has provided to Lender all environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Borrower in relation to any property or facility now or previously owned or leased by Borrower.

        4.20 - INVESTMENT COMPANY ACT. The Borrower is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        4.21 - PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility" within the meaning of the Public Utility Holding Act of 1935, as amended.

                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

        As an inducement to Lender to enter into this Agreement, and unless otherwise expressly consented to in writing by Lender, Borrower covenants and agrees that from the date hereof until payment in full of the Obligation:

        5.1 - FINANCIAL STATEMENTS AND OTHER INFORMATION. Borrower shall promptly furnish to Lender copies of (i) such information regarding its businesses and affairs and financial condition as Lender may reasonably request, and (ii) without request, the following:

        (a) as soon as available, but in any event not later than 90 days after the end of each fiscal year of the Borrower, a copy of the audited balance sheet of the Borrower as at the end of such year and the related statements of income and changes in cash flows for such year, setting forth in each case in comparative form the figures for the previous year reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by KPMG Peat Marwick LLP or other independent certified public accounts of nationally recognized standing acceptable to the Lender setting forth in comparative form the figures from the previous year;

        (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, a copy of the unaudited balance sheet of the Borrower as at the end of such quarter and the related unaudited statements of income and changes in cash flows of the Borrower for such quarter and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year, certified by the chief financial officer of the Borrower (subject to normal year-end audit adjustments);

        (c) as soon as available, but in any event not later than 30 days after the end of each month, a copy of the unaudited balance sheet of Borrower as of the last day of such month, and the related unaudited statement of income of Borrower for such month and for the year to date;

         (d) as soon as available, but in any event not later than 30 days after the end of each month, calculations of the Current Ratio, Tangible Net Worth and Cash Flow of the Borrower for the periods required as set forth in
Section 6.8 through and including Section 6.10 of this Agreement;

         (e) as soon as available, but in any event not later than 30 days after the end of each month, a list of all accounts payable and accounts receivable of Borrower, and an aging of such accounts on the basis of 30-60-90 and over 90 days from date of invoice;

         (f) promptly upon their becoming available, but in any event not later than five days after the same are sent, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its shareholders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower with any securities exchange or with the Securities and Exchange Commission; and of all press releases and other statements made available generally by the Borrower to the public concerning material developments in the business of the Borrower;

         (g) within 30 days after the end of each month, a compliance certificate in the form attached hereto as Exhibit G, which shall be signed by the principal financial officer of Borrower;

         (h) within 30 days after the last day of March of each year, a complete list of each item of equipment and machinery comprising a part of the Collateral and having a book value (based on the Borrower's most recent interim unaudited financial statements in accordance with generally accepted accounting principles) of $100,000.00 or more and which is owned by Borrower, with appropriate identifying information, including, without limitation, serial numbers or other appropriate identification numbers;

         (i) immediately after becoming aware of the existence of, or any material change in the status of, any litigation which could have a Material Adverse Effect if determined adversely against Borrower, a written communication to Lender of such matter;

         (j) immediately upon becoming aware of an Event of Default or the existence of any condition or event which constitutes, or with notice or lapse of time, or both, would constitute an Event of Default, a verbal notification to Lender specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto and, immediately thereafter, a written confirmation to Lender of such matters; and

         (k) immediately after becoming aware that any person has given notice or taken any action with respect to a claimed default under any indenture, mortgage, deed of trust, promissory note, loan agreement, note agreement, joint venture agreement or any other Material Agreement or other undertaking to which Borrower is a party, a verbal notification to Lender specifying the notice given or action taken by such person and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto and, immediately thereafter, a written communication to Lender of such matters.

        5.2 - TAXES; OTHER CLAIMS. Borrower shall promptly pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, or upon or in respect of all or any part of the income, property or business of Borrower, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which, if unpaid, might become a Lien or charge upon any or all of the property of the Borrower; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is currently being contested in good faith by appropriate actions or proceedings diligently conducted which will prevent the forfeiture or sale of any property of Borrower or any material interference with the use thereof by the Borrower, and (ii) the Borrower shall have set aside on its books reserves therefor deemed adequate under generally accepted accounting principles.

        5.3 - MAINTENANCE. The Borrower will (i) maintain its corporate existence, rights and franchises; (ii) observe and comply with all governmental requirements; and (iii) maintain its equipment, properties and assets (and any properties, equipment and assets leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its properties, equipment and assets as are needful and proper so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

        5.4 - MAINTENANCE OF INSURANCE. Borrower now maintains and will continue to maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customarily carried by companies engaged in the same or similar businesses and similarly situated. From time to time, upon request by Lender, the Borrower will furnish Lender with copies of certificates, binders and policies necessary to give Lender reasonable assurance of the existence of such coverage.
Borrower agrees to promptly notify Lender of any termination or other material change in Borrower's insurance coverage and, if requested by Lender, to provide Lender with all information about the renewal of each policy at least 15 days prior to the expiration thereof. In the case of any fire, accident or other casualty causing loss or damage to any property of Borrower, the proceeds of such policies in excess of $50,000 shall, at Borrower's option, be used to (i) replace the lost or damaged property with similar property having a value at least equivalent to the lost or damaged property, or (ii) prepay the Term Promissory Note and the Revolving Line of Credit Promissory Note, in that order.

        5.5 - REIMBURSEMENT OF FEES AND EXPENSES. Borrower shall pay all reasonable fees and expenses incurred by Lender and its designated representatives in connection with this Agreement, all renewals hereof, the other Loan Papers or other transactions pursuant hereto or to the other Loan Papers, whether the services provided thereunder are provided directly by Lender or by a third party selected by Lender, as well as all costs of filing and recordation, all reasonable legal and accounting fees, all costs associated with enforcing any of Lender's Rights under the Loan Papers, including, without limitation, costs of repossessing, storing, transporting, preserving and insuring any Collateral that Borrower may pledge to Lender, all court costs associated with enforcing or defending Lender's Rights against Borrower or any third party challenging said Rights and any other cost or expense incurred by Lender or its designated representatives in connection herewith or with the other Loan Papers, together with interest at the Highest Lawful Rate per annum on each such amount commencing on the date notice of such expenditure is given to Borrower by Lender until the date it is repaid to Lender.

        5.6 - INDEMNIFICATION. Borrower shall indemnify and hold Lender harmless from and against any and all liabilities, actions, claims, judgments, costs, charges and reasonable attorneys' fees, made against or incurred by Lender in any way relating to or arising out of any act or failure to act on the part of Borrower in connection with or affecting this Agreement, the Notes or any other Loan Paper, which may be claimed by third parties, either before or after the payment in full of the Obligation, and either before or after the release, either partially or wholly, of the Bank Liens. The indemnification of Lender under the terms of this Section 5.6 shall be conditioned on the absence of willful misconduct or gross negligence on the part of Lender in the matter out of which the right of indemnification exists. The covenants and conditions of this Section 5.6 shall remain in full force and effect notwithstanding the payment in full of the Obligation and the release, either partially or wholly, of the Bank Liens or any foreclosure thereunder. All such claims, judgments, costs, charges and attorneys' fees as may be paid by Lender shall bear interest at the Highest Lawful Rate per annum on each such amount commencing on the date notice of such claims, judgments, costs, charges or attorneys' fees is given to Borrower by Lender until paid by Borrower and shall be part of the Obligation.

        5.7 - FURTHER ASSURANCES. Borrower shall promptly use its best efforts to cure any defects in the execution and delivery of any of the Loan Papers, and in any other instrument or document referred to or mentioned herein. Borrower shall immediately execute and deliver to Lender upon Lender's request, all such other and further instruments as may be required or desired by Lender from time to time in compliance with or accomplishment of the covenants and agreements of Borrower made herein and in the other Loan Papers.

        5.8 - INSPECTION AND VISITATION. Borrower shall permit any officer, employee, agent or representative of Lender to visit and inspect any of the properties and assets of the

Borrower, examine all of its books, records and accounts, and take copies and extracts therefrom, all at such reasonable times as Lender may request and, further, Borrower shall allow and does hereby grant Lender the right to contact any employees, customers, associates, Affiliates, officers, accountants and auditors of Borrower as Lender may desire.

        5.9 - COMPLIANCE WITH LAWS. Borrower shall comply with all laws, ordinances, or rules and regulations to which they are subject, the violation of which could have a Material Adverse Effect.

        5.10 - ACCOUNTS AND RECORDS. The Borrower will keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles, consistently applied except only for changes in accounting principles or practices with which the Borrower's independent public accountants concur.

        5.11 - ENVIRONMENTAL COMPLAINTS. Borrower shall promptly give notice to Lender (a) of any Environmental Complaint affecting Borrower, any property owned, operated or used by Borrower or any part thereof or the operations of Borrower, or any other person on or in connection with such property or any part thereof (including receipt by Borrower of any notice of (i) the happening of any event involving the use, spill, release, leak, seepage, discharge or clean-up of any Hazardous Substance or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, or any other environmental, health or safety matter affecting Borrower from any person or entity (including without limitation the United States Environmental Protection Agency)), and (b) of any notice from any person of (i) any violation or alleged violation of any Relevant Environmental Law relating to any such property or any part thereof or any activity at any time conducted on any such property,
(ii) the occurrence of any release, spill or discharge in a quantity that is reportable under any Relevant Environmental Law or (iii) the commencement of any clean-up pursuant to or in accordance with any Relevant Environmental Law of any Hazardous Substance on or about any such property or any part thereof.

        5.12 - IDENTIFICATION OF GOODS; SECURITY AGREEMENT SUPPLEMENTS. (a) Borrower shall deliver to Lender a complete and accurate description of all "buggy mounted" vibrators, remote terminals, truck-mounted vibrators, geophones, land survey equipment and similar machinery and equipment owned or leased by Borrower as of the date immediately preceding the date of this Agreement and used in connection with Borrower's seismic survey operations, in each case with appropriate identifying information, including serial numbers, model references and company "unit" or other identification numbers.

        (b) Upon acquiring any machinery, equipment or other property with proceeds of Advances made to Borrower under the Term Promissory Note, Borrower shall immediately notify Lender of each such acquisition, stating the nature, description, cost, quantity and appropriate identifying information with respect thereto and, at the same time, shall deliver to Lender a copy of the invoice or purchase order document related to each such acquisition. All machinery, equipment and other property acquired (in whole or in part) by Borrower with proceeds of Advances under the Term Promissory Note shall constitute and become Collateral subject to all of the terms and provisions of this Agreement and the Security Agreement.

         (c) Following any acquisition by Borrower of any equipment, machinery or other property with proceeds of Advances under the Term Promissory Note, Borrower shall, upon request by Lender from time to time, execute and deliver to Lender such amendments or supplements to the Security Agreement as may be necessary or advisable in the Lender's discretion to subject such Collateral to the terms and provisions of the Security Agreement and to reflect and evidence the Bank Lien in, to and on such Collateral, and such additional agreements or financing statements with respect thereto as required by Lender.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         As an inducement to Lender to enter into this Agreement, Borrower covenants and agrees that from the date hereof until payment in full of the
Obligation:

         6.1 - LIENS. Borrower shall not create, incur, assume or permit to exist any Lien upon (i) any of the Collateral, or (ii) any vehicle owned by Borrower which is subject to a certificate of title law of any state, in either case whether now owned or hereafter acquired, or agree to do any of the foregoing, except:

         (a)     Bank Liens.

         (b) Liens to secure payments of workmen's compensation, unemployment insurance, old age pensions or other social security;

         (c) deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business;

         (d) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are in good faith being contested by appropriate proceedings; provided, however, this exception shall not allow any Lien imposed by the U.S. Government for failure to pay income, payroll, FICA or similar taxes, other than any such Lien where (i) the validity, applicability or amount thereof is being contested in good faith by appropriate proceedings which will prevent the forfeiture or sale of any property of Borrower or any material interference with the use thereof by Borrower, and (ii) the

Borrower shall have set aside on its books reserves appropriate within generally accepted accounting principles with respect thereto;

         (e) vendors', operators', materialmen's, mechanics', carriers', workmen's, repairmen's or other like Liens arising by operation of law in the ordinary course of business and securing obligations less than 90 days from the date of invoice, and on which no suit to foreclose has been filed, or which are in good faith being contested by appropriate proceedings;

         (f) Liens created by or resulting from any litigation or legal proceeding which is being contested in good faith by appropriate proceedings; and

         (g) Liens, charges and encumbrances incidental to the Borrower's ownership of the Collateral, which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not materially detract from the value of the Collateral or materially impair the use thereof in the operation of Borrower's business.

         6.2 - DEBT. Borrower shall not create, assume, incur or have outstanding, any Debt (other than Debt to the Lender) if at the time of the transaction giving rise to such Debt there is then in existence any Event of Default or the transaction giving rise to such Debt would cause the occurrence of an Event of Default. If and to the extent Borrower incurs any Debt (in addition to the Debt to Lender), Borrower shall immediately furnish written notice thereof to the Lender setting forth in each case a full and complete description of the transaction and the terms of the Debt.

         6.3 - ERISA COMPLIANCE. Borrower shall not at any time permit any Erisa Plan maintained by it to:

         (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1986, as amended;

         (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

         (c) terminate any such plan in a manner which could result in the imposition of a Lien on the property of Borrower or any Subsidiary pursuant to
Section 4068 of ERISA.

         6.4 - AMENDMENT OF ARTICLES OF INCORPORATION. Borrower shall not amend or otherwise modify its articles of incorporation or otherwise change its corporate structure in any manner.

         6.5 - FISCAL YEAR. Borrower shall not permit its fiscal year to end on a day other than the last day of September of each year.

        6.6 - NATURE OF BUSINESS. Borrower shall not make any significant or substantial change in the nature of its business as being conducted as of the date of this Agreement.

        6.7 - DISPOSITION OF COLLATERAL. Borrower shall not sell, transfer, lease, exchange, alienate or otherwise dispose of (whether in one transaction or in a series of transactions) all or any part of the Collateral.

        6.8 - CURRENT RATIO. As of the end of each month, Borrower's Current Ratio, as defined herein and calculated pursuant to Exhibit H hereto, shall not be less than 1.5 to 1.0.

        6.9 - TANGIBLE NET WORTH. As of the end of each month, Borrower's Tangible Net Worth, as defined herein and calculated pursuant to Exhibit I hereto, shall not be less than $27,000,000.00.

        6.10 - CASH FLOW. Borrower's Cash Flow, as defined herein and calculated pursuant to Exhibit J hereto, shall not be less than $450,000.00 in the aggregate for each moving three-month period ending on the date the Cash Flow calculation is made, with the first such calculation to be made and dated April 30, 1996 followed by a similar calculation at the end of each succeeding month. As an example, for the calculation to be made on April 30, 1996, the cumulative aggregate Cash Flow for the months of February, March and April shall not be less than $450,000.00 for such three-month period; the cumulative aggregate Cash Flow for the three-month period ended May 31, 1996 shall not be less than $450,000.00 for the months of March, April and May; and so forth.

        6.11 - WORKING CAPITAL. The Borrower will not permit its Working Capital to be less than $3,000,000.00 at any time.

        6.12 - MERGERS. Borrower shall not consolidate or merge with any other person or permit any other person to consolidate with or merge into Borrower, except for any such consolidation or merger where the Borrower shall be the surviving or continuing entity.

        6.13 - TRANSACTIONS WITH AFFILIATES. Borrower shall not, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of services) with any of its Affiliates, other than in the ordinary course of business and upon terms no less favorable than could be obtained in an arm's-length transaction with a person that was not an Affiliate.

                                  ARTICLE VII
                              DEFAULT AND REMEDIES

        7.1 - EVENTS OF DEFAULT. If any one or more of the following shall occur and shall not have been remedied in the period, if any, provided for, an "Event of Default" shall be deemed to have occurred hereunder and with respect to all of the Obligation, unless waived in writing by Lender:

         (a) default shall be made in the payment when due of any installment of principal or interest on the Notes or any other Obligation;

         (b) any representation or warranty made by the Borrower herein or in any of the other Loan Papers or in any certificate, document or financial or other statement furnished to Lender under or in connection with this Agreement or any other Loan Paper shall be or shall prove to have been incorrect or untrue or misleading in any material respect on or as of the date made or deemed made and shall continue unremedied for a period of 15 days after the earlier of (i) the Borrower becoming aware of such default or (ii) the Lender giving notice thereof to the Borrower;

         (c) default shall be made by Borrower in the due performance or observance of any covenant, condition or agreement contained in this Agreement or in any of the other Loan Papers and such default shall continue unremedied for a period of 15 days after the earlier of (i) Borrower becoming aware of such default or (ii) the Lender giving notice thereof to the Borrower;

         (d) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of Borrower or of all or a substantial part of Borrower's assets; (ii) be unable, or admit in writing its inability, or fail to confirm its ability (when requested to do so by Lender) to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy; (v) file a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency law; (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or (vii) take any action for the purpose of effecting any of the foregoing;

         (e) an order, judgment or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of Borrower or appointing a receiver, trustee or liquidator of Borrower or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed in effect for any period of 30 consecutive days;

         (f) the failure of Borrower to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration or similar proceeding against any of its properties or assets having a value of $100,000 or more;

         (g) any acceleration, notice of default, default, filing of suit or notice of breach by any lender, lessor, creditor or other party to any Material Agreement to which Borrower is a party, or to which its properties or assets are subject;

         (h) the occurrence of a Material Adverse Effect with respect to Borrower; or

         (i) final judgment or judgments shall be entered against Borrower involving in the aggregate a liability (not paid or fully covered by insurance or not otherwise covered by indemnity agreements acceptable to Lender in its sole discretion) of $100,000 or more, and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

         7.2  - REMEDIES.

         (a)     Upon the occurrence of any Event of Default described in
Section 7.1(d) or Section 7.1(e) hereof, the lending obligations, if any, of Lender hereunder shall immediately terminate, and the entire principal amount of all Obligations then outstanding together with interest then accrued and unpaid thereon shall become immediately due and payable, all without demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity or notice of acceleration of maturity, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower.

         (b) Upon the occurrence and at any time during the continuance of any other Event of Default specified in Section 7.1 hereof, Lender may, by written notice to Borrower, (i) declare the entire principal amount of all Obligations then outstanding together with interest then accrued and unpaid thereon to be immediately due and payable without demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intention to accelerate maturity or notice of acceleration of maturity, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower, and (ii) terminate the lending obligations, if any, of Lender hereunder unless and until Lender shall reinstate same in writing.

         7.3 - RIGHT OF SETOFF. Upon the occurrence and during the continuance of any Event of Default, or if Borrower becomes insolvent, however evidenced, Lender is hereby authorized at any time and from time to time, without prior notice to Borrower (any such notice being expressly waived by the Borrower), to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not Lender shall have made any demand under this Agreement or the Notes and although such Obligations may be unmatured. Lender agrees promptly to notify Borrower after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender under this
Section 7.3 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

         7.4 - DELEGATION OF DUTIES AND RIGHTS. Lender may perform any of its duties or exercise any of its Rights under the Loan Papers by or through its officers, directors, employees, attorneys, agents or other representatives.

        7.5 - LENDER NOT IN CONTROL. None of the covenants or other provisions contained in this Agreement or the other Loan Papers shall, or shall be deemed to, give Lender the Right to exercise control over the affairs or management of Borrower.

        7.6 - WAIVERS BY LENDER. The acceptance by Lender at any time and from time to time of part payment on the Obligation shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Lender of any Event of Default shall be deemed to be a waiver of any other then-existing or subsequent Event of Default. No delay or omission by Lender in exercising any Right under this Agreement or any of the other Loan Papers shall impair such Right or be construed as a waiver thereof or any acquiescence therein.

        7.7 - CUMULATIVE RIGHTS. All Rights available to Lender under this Agreement and the other Loan Papers are cumulative of, and in addition to, all other Rights available to Lender at law or in equity. The exercise or partial exercise of any such Right shall not preclude the exercise of any other Right under the Loan Papers or otherwise.

        7.8 - EXPENDITURES BY LENDER. All court costs, reasonable attorneys' fees, other costs of collection, and other sums spent by Lender pursuant to the exercise of any Right provided herein shall be payable to Lender on demand, shall become part of the Obligation, and shall bear interest at the Highest Lawful Rate per annum on each such amount commencing on the date notice of such claims, judgments, costs, charges or attorneys' fees is given to Borrower by Lender until the date paid by Borrower.

                                  ARTICLE VIII
                                 MISCELLANEOUS

        8.1 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Borrower made hereunder, in the other Loan Papers and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

        8.2 - COMMUNICATIONS. Unless specifically otherwise provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be by cable, telex, telecopy, fax or other similar means of remote facsimile transmission) to be effective and shall be deemed to have been given on the day actually delivered or, if mailed, on the third day (or if such third day is not a Business Day, then on the next succeeding Business Day) after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped, sealed, and deposited in the appropriate official postal service. Until changed by notice pursuant hereto, the address of each party for purposes of this Agreement is as follows:

                          BORROWER:

                                  Dawson Geophysical Company
                                  208 South Marienfeld
                                  Midland, Texas  79701
                                  Attn:  L. Decker Dawson
                                                   or
                                           Christina W. Hagan

                          LENDER:

                                  Norwest Bank Texas, Midland, N.A.
                                  500 W. Texas
                                  Midland, Texas  79701
                                  Attn:  James R. Kreuz


        8.3 - BINDING ON SUCCESSORS. All covenants and agreements herein contained by or on behalf of Borrower shall bind Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns; provided, however, that Borrower may not assign its Rights or obligations hereunder without the prior written consent of Lender.

        8.4 - GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN PAPERS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT THE RIGHTS PROVIDED IN ANY LOAN PAPER WITH REFERENCE TO PROPERTIES COVERED THEREBY THAT ARE SITUATED IN OTHER STATES MAY BE GOVERNED BY THE LAWS OF SUCH OTHER STATES, AND PROVIDED, FURTHER, THAT THE LAWS PERTAINING TO THE ALLOWABLE RATES OF INTEREST MAY, FROM TIME TO TIME, BE GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA.

        8.5 - USURY SAVINGS CLAUSE. It is the intention of the parties hereto that Lender shall conform strictly to usury laws applicable to it.
Accordingly, if the transactions contemplated hereby would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions hereof), then, in that event, notwithstanding anything to the contrary in the Notes, this Agreement or any other Loan Paper or other agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under the Notes, this Agreement or any other Loan Paper or agreement entered into in connection with or as security for the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligation to Lender (or, to the extent that the principal amount of the Obligation shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an Event of Default under this Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Notes, this Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration of prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligation (or, to the extent that the principal amount of such Obligation shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

         To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to Lender for the purpose of determining the Highest Lawful Rate, Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law.

         8.6 - SEVERABILITY. If one or more of the provisions contained herein or in the Notes or any of the other Loan Papers shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Notes or any of the other Loan Papers.

         8.7 - NON-WAIVER. No Advance hereunder shall constitute a waiver of the representations, warranties, conditions or agreements of Borrower or of any of the conditions of Lender's obligations to make further Advances. If Borrower is unable to satisfy any such representation, warranty, condition or agreement, no such Advance shall have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

         8.8 - COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         8.9 - AMENDMENTS AND WAIVERS. Neither this Agreement, the Notes nor any of the other Loan Papers may be amended or waived orally, but only by an instrument in writing signed by Borrower and Lender (and/or any other person which is a party to the Loan Paper being amended or waived).

         8.10 - TERMS AND HEADINGS. Terms used herein but not defined shall have the meanings accorded them under generally accepted accounting principles, or the Texas

Uniform Commercial Code, as appropriate. All headings used herein are for convenience and reference purposes only and shall not affect the substance of this Agreement.

        8.11 - CONFLICTS. If there is ever a conflict between any of the terms, conditions, representations, warranties or covenants contained in this Agreement and the terms, conditions, representations, warranties or covenants in any of the other Loan Papers executed by Borrower, the provisions of this Agreement shall govern and control; provided, however, the fact that any term, condition, representation, warranty or covenant contained in such other Loan Paper is not contained herein shall not be, or be deemed to be, a conflict.

        8.12 - ENVIRONMENTAL INDEMNITY. Borrower hereby agrees to defend, indemnify, pay and hold Lender and its officers, directors, employees and agents (each, an "Indemnitee") harmless from and against, and shall reimburse each Indemnitee for, any and all loss, claim, liability, damages, injunctive relief, penalty, judgment, suit, obligation, injury to persons, property or natural resources, cost, expense or disbursement of any kind or nature whatsoever including, without limitation, attorneys' fees and costs attributable to any action or cause of action (whether or not each Indemnitee shall be designated a party thereto), arising, directly or indirectly, in whole or in part, out of the release or presence, or alleged release or alleged presence, or any Hazardous Substance, at, on, or under, surrounding or in connection with any of the real property owned or leased by Borrower ("Premises"), or any portion thereof, whether foreseeable or unforeseeable, regardless of the source of such release and regardless of when such release occurred or such presence is discovered. The foregoing indemnity includes, without limitation, all cost in law or in equity of removal, remediation of any kind and disposal of any such Hazardous Substance, all costs of determining whether the Premises are in compliance, and causing the Premises to be in compliance, with all applicable laws relating to Hazardous Substances, all costs associated with claims for damages to persons, property or natural resources, and each Indemnitee's consultants' fees (including attorneys' fees and costs) and court costs. The obligations of Borrower under this indemnity shall survive the repayment of the Notes and shall be independent of the obligations of Borrower to the Indemnitees in connection with the Notes. The rights of each Indemnitee under this indemnity shall be in addition to any other rights and remedies of such Indemnitee under any guaranty or any document or instrument now or hereafter executed in connection with this Agreement, the Notes, the Loan Papers or at law or in equity.

        8.13 - RENEWAL, EXTENSION OR REARRANGEMENT. All provisions of this Agreement and any of the other Loan Papers relating to the Notes or any other Obligation shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligation originally represented by the Notes or any part of such other Obligation.

        Section 8.14 CONFIDENTIALITY. Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Lender, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial or regulatory process or in response to any summons or subpoena, (b) to counsel for the Lender, (c) to bank examiners, auditors or accountants of the Lender,
(d) if the Lender's failure or refusal to disclosure such information could subject the Lender (or its affiliates, directors, officers, employees and representatives) to any loss, fine, expense, penalty, forfeiture, order, judgment, claim, litigation, or proceeding before any Governmental Authority,
(e) which is or becomes generally available to the public other than as a result of a disclosure by the Lender or Lender's representatives, or (f) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to keep such information confidential as provided in this Section 8.14.

         THIS AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

         EXECUTED EFFECTIVE as of the date first above written.

                                      BORROWER:

                                      DAWSON GEOPHYSICAL COMPANY


                                      By:  /s/ L. DECKER DAWSON
                                         --------------------------------------
                                               L. Decker Dawson, President

                                      LENDER:

                                      NORWEST BANK TEXAS, MIDLAND, N.A.


                                      By:  /s/ JAMES R. KREUZ
                                         --------------------------------------
                                               James R. Kreuz, Vice President

                                   EXHIBIT A

                                       TO

                                 LOAN AGREEMENT

                                    BETWEEN

                           DAWSON GEOPHYSICAL COMPANY

                                      AND

                       NORWEST BANK TEXAS, MIDLAND, N.A.

                            TERM PROMISSORY NOTE



$6,000,000.00                                                    April 1, 1996


     FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, DAWSON GEOPHYSICAL COMPANY, a Texas corporation ("Borrower"), hereby promises and agrees to pay to the order of NORWEST BANK TEXAS, MIDLAND, N.A, a national banking association ("Lender"), in Midland, Midland County, Texas, the principal sum of SIX MILLION AND NO/100 DOLLARS ($6,000,000.00) or, if less, the aggregate unpaid principal amount outstanding hereunder, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, together with interest on the unpaid principal amount hereof from time to time outstanding until maturity at a rate per annum which shall from day to day be equal to the lesser of (a) the Prime Rate in effect from day to day (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days) or (b) the Highest Lawful Rate. Each change in the rate of interest charged under this Term Promissory Note (this "Note") shall, subject to the terms hereof, become effective, without notice to Borrower, upon the effective date of each change in the Prime Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Prime Rate exceeds the Highest Lawful Rate, the rate of interest on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Prime Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon approximately equals the amount of interest which would have accrued hereon if the Prime Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued hereon is less than the amount of interest which would have accrued if the Prime Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Prime Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note. All of the past-due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate. Interest calculations may be made ten days prior to any interest installment due date under this Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day period, then Borrower shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrower, any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

     This Note is the Term Promissory Note referred to in the Loan Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and between Borrower and Lender, and is subject to the terms and conditions thereof. Reference is made to the Loan Agreement for provisions for the disbursement of funds hereunder and for a further statement of the rights, remedies, powers, privileges, benefits, duties and obligations of Borrower and Lender under the Loan Agreement and this Note. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The holder of this Note shall be entitled to the benefits of the Loan Agreement.

     Subject to the terms hereof and of the Loan Agreement, from the date of this Note until December 31, 1996, the Lender will make Advances and Subsequent Advances under this Note in accordance with the provisions of the Loan Agreement. The aggregate principal amount of all such Advances as may be made by the Lender to the Borrower under this Note shall never exceed Six Million and No/100 Dollars ($6,000,000.00).

     The principal of this Note shall be due and payable (a) in eighty-three consecutive monthly installments of $71,429.00 each (the "Monthly Payment Amount"), with the first such installment being due and payable on April 15, 1996, and a like installment being due and payable on the fifteenth day of each succeeding calendar month to and including February 15, 2003; provided that, if on the due date of any such monthly installment the principal amount then outstanding on this Note is less than the Monthly Payment Amount, such lesser amount shall be due and payable on such installment due date, and (b) one final installment in an amount equal to all unremaining unpaid principal and accrued and unpaid interest on this Note shall be due and payable on March 15, 2003. Interest, computed on the unpaid balance of this Note, shall be due and payable as it accrues, on the same dates as, but in addition to, the installments of principal. All payments and prepayments shall be applied first to accrued interest, the balance to principal. If partial prepayments are applied to principal, installments of principal shall continue as scheduled. All past due principal and interest shall bear interest at the lesser of the Prime Rate plus two percent (2%) or the Highest Lawful Rate.

     This Note is secured as provided in the Loan Agreement and in the other Loan Papers, to which reference is hereby made for a description of the properties and assets in which a lien and security interest has been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interest were granted and the rights of the holder of this Note with respect thereto.

     Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

     Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this Note shall not be affected, diminished or impaired by any (a) release of any security at any time existing for this Note, (b) substitution for any security at any time existing for this Note, or (c) failure to perfect (or to maintain perfection of) any lien on or security interest in any such security, in each case in whole or in part, with or without notice, before or after maturity.

     It is the intention of Borrower and Lender that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Paper or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under this Note, the Loan Agreement or any other Loan Paper or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligation to Lender (or, to the extent that the principal amount of the Obligation shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration of prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligation (or, to the extent that the principal amount of such Obligation shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

     To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to Lender for the purpose of determining the Highest Lawful Rate, the applicable rate ceiling under such Article shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law.

     This Note is performable and payable in the County of Midland, State of Texas, and shall be construed in accordance with, and governed by, the laws of the State of Texas;

provided, however, that the laws pertaining to allowable rates of interest may, from time to time, be governed by the laws of the United States of America.


                             DAWSON GEOPHYSICAL COMPANY


                             By: /s/ L. DECKER DAWSON
                                -----------------------------------
                             L. Decker Dawson, President

                                   EXHIBIT B

                                       TO

                                 LOAN AGREEMENT

                                    BETWEEN

                           DAWSON GEOPHYSICAL COMPANY

                                      AND

                       NORWEST BANK TEXAS, MIDLAND, N.A.

                  REVOLVING LINE OF CREDIT PROMISSORY NOTE


$5,000,000.00                                                     April 1, 1996


     FOR VALUE RECEIVED, in the manner, on the dates and in the amounts herein stipulated, DAWSON GEOPHYSICAL COMPANY, a Texas corporation ("Borrower"), hereby promises and agrees to pay to the order of NORWEST BANK TEXAS, MIDLAND, N.A., a national banking association ("Lender"), in Midland, Midland County, Texas, the principal sum of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) or, if less, the aggregate unpaid principal amount outstanding hereunder, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, together with interest on the unpaid principal amount hereof from time to time outstanding until maturity at a rate per annum which shall from day to day be equal to the lesser of (a) the Prime Rate in effect from day to day (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days) or (b) the Highest Lawful Rate. Each change in the rate of interest charged under this Revolving Line of Credit Promissory Note (this "Note") shall, subject to the terms hereof, become effective, without notice to Borrower, upon the effective date of each change in the Prime Rate or the Highest Lawful Rate, as the case may be. Notwithstanding the foregoing, if at any time the Prime Rate exceeds the Highest Lawful Rate, the rate of interest on this Note shall be limited to the Highest Lawful Rate, but any subsequent reductions in the Prime Rate shall not reduce the rate of interest hereon below the Highest Lawful Rate until the total amount of interest accrued hereon approximately equals the amount of interest which would have accrued hereon if the Prime Rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of this Note, the total amount of interest paid or accrued hereon is less than the amount of interest which would have accrued if the Prime Rate had at all times been in effect, then, at such time and to the extent permitted by applicable laws, Borrower shall pay to Lender an amount equal to the difference between (a) the lesser of the amount of interest which would have accrued if the Prime Rate had at all times been in effect or the amount of interest which would have accrued if the Highest Lawful Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on this Note. All of the past-due principal and accrued interest hereunder shall, at the option of Lender, bear interest from maturity (stated or by acceleration) until paid at a rate per annum equal to the Highest Lawful Rate. Interest calculations may be made ten days prior to any interest installment due date under this Note, in which event, if there is an adjustment in the interest rate in accordance with the terms hereof during such ten-day period, then Borrower shall subsequently, on demand, pay to Lender any underpayment, or Lender shall pay to Borrower, any overpayment, as the case may be, as a result of any adjustment during such ten-day period.

     This Note is the Revolving Line of Credit Promissory Note referred to in the Loan Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), by and between Borrower and Lender, and is subject to the terms and conditions thereof. Reference is made to the

Loan Agreement for provisions for the disbursement of funds hereunder and for a further statement of the rights, remedies, powers, privileges, benefits, duties and obligations of Borrower and Lender under the Loan Agreement and this Note. Terms used herein which are defined in the Loan Agreement shall have such defined meanings unless otherwise defined herein. The holder of this Note shall be entitled to the benefits of the Loan Agreement.

     Advances and Subsequent Advances under this Note shall be made in accordance with the provisions of the Loan Agreement. Subject to the terms hereof and of the Loan Agreement, Borrower may borrow, repay and reborrow at any time and from time to time under this Note; provided, however, that the principal sum outstanding hereunder at any one time shall never exceed $5,000,000.00.

     Interest on the outstanding principal balance of this Note shall be due and payable monthly on the fifteenth day of each calendar month, commencing April 15, 1996. The then outstanding principal balance of this Note and all accrued and unpaid interest shall be due and payable on April 15, 1997.

     This Note is secured as provided in the Loan Agreement and in the other Loan Papers, to which reference is hereby made for a description of the properties and assets in which a lien and security interest has been granted, the nature and extent of the security, the terms and conditions upon which the liens and security interest were granted and the rights of the holder of this Note with respect thereto.

     Time is of the essence of this Note. Upon the occurrence of any one or more of the Events of Default specified in the Loan Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided therein.

     Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor, notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest, diligence in collecting or bringing suit and the filing of suit for the purpose of fixing liability, and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to this Note shall not be affected, diminished or impaired by any (a) release of any security at any time existing for this Note, (b) substitution for any security at any time existing for this Note, or
(c) failure to perfect (or to maintain perfection of) any lien on or security interest in any such security, in each case in whole or in part, with or without notice, before or after maturity.

     It is the intention of Borrower and Lender that Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated by the Loan Agreement and this Note would be usurious as to Lender under laws applicable to it (including the laws of the United States of America and the State of Texas or any other jurisdiction whose laws may be mandatorily applicable to Lender notwithstanding the other provisions of the Loan Agreement and this Note), then, in that event, notwithstanding anything to the contrary in this Note, the Loan Agreement or any other Loan Paper or other agreement entered into in connection with or as security for this Note, (i) the aggregate of all consideration which is contracted for, taken, reserved, charged or received by Lender under this Note, the Loan Agreement or any other Loan Paper or agreement entered into in connection with or as security for this Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by Lender on the principal amount of the Obligation to Lender (or, to the extent that the principal amount of the Obligation shall have been or would thereby be paid in full, refunded by Lender to the Borrower); and (ii) in the event that the maturity of this Note is accelerated by reason of an Event of Default under the Loan Agreement or otherwise, or in the event of any prepayment, then such consideration that constitutes interest under law applicable to Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Note, the Loan Agreement or otherwise shall be cancelled automatically by Lender as of the date of such acceleration of prepayment and, if theretofore paid, shall be credited by Lender on the principal amount of the Obligation (or, to the extent that the principal amount of such Obligation shall have been or would thereby be paid in full, refunded by Lender to the Borrower).

     To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to Lender for the purpose of determining the Highest Lawful Rate, the applicable rate ceiling under such Article shall be determined by the indicated (weekly) rate ceiling from time to time in effect, subject to Lender's right subsequently to change such method in accordance with applicable law.

     This Note is performable and payable in the County of Midland, State of Texas, and shall be construed in accordance with, and governed by, the laws of the State of Texas; provided, however, that the laws pertaining to allowable rates of interest may, from time to time, be governed by the laws of the United States of America.


                             DAWSON GEOPHYSICAL COMPANY



                             By: /s/ L. DECKER DAWSON
                                -----------------------------------
                                L. Decker Dawson, President

                                   EXHIBIT C

                                       TO

                                 LOAN AGREEMENT

                                    BETWEEN

                           DAWSON GEOPHYSICAL COMPANY

                                      AND

                       NORWEST BANK TEXAS, MIDLAND, N.A.

                            [LETTERHEAD OF BORROWER]



Norwest Bank Texas, Midland, N.A.
500 W. Texas
Midland, Texas  79701

Attention:  James R. Kreuz

Gentlemen:

     Pursuant to the provisions of Section 2.2 of the Loan Agreement (the "Loan Agreement") dated April 1, 1996, by and between you and the undersigned, this letter confirms to you that (i) the undersigned has requested a Subsequent Advance in the amount of $______________ to be made under the [Revolving Line of Credit Promissory Note][Term Promissory Note] and (ii) there is not in existence any Event of Default (as defined in the Loan Agreement) at the date set forth below.


Dated:  [Insert date on which request for Subsequent Advance is made]



                            DAWSON GEOPHYSICAL COMPANY



                            By:_________________________________
                               Name:____________________________
                               Title:___________________________

                                   EXHIBIT D

                                       TO

                                 LOAN AGREEMENT

                                    BETWEEN

                           DAWSON GEOPHYSICAL COMPANY

                                      AND

                       NORWEST BANK TEXAS, MIDLAND, N.A.

                            BORROWING BASE REPORT
                     FOR THE [MONTH][FISCAL QUARTER] ENDED
                               __________, 199__


Borrowing Base Calculation:

      A. Accounts receivable (1)                $__________

      B. Accounts receivable 90
         days or more (2)                       $__________

      C. Borrowing Base                                       $(I.A - I.B) x .80




_______________
(1) For purposes of the Borrowing Base calculation pursuant hereto and to the Loan Agreement to which this Exhibit D is attached, "Accounts Receivable" means the face amount (less maximum discounts, credits and allowances that may be taken by or granted to account debtors in connection therewith) of Borrower's accounts receivable, all as determined in accordance with generally accepted accounting principles.

(2) Excluded from such amount are accounts receivable of Borrower which are to be paid to Borrower in accordance with the installment payment terms set forth in certain written "Contractual Payment Obligation" agreements entered into by Borrower and its customers in the ordinary course of Borrower's business. Such amount was $__________ as of the end of the period covered by this report.





Dated:______________________________



By:_________________________________
     Name:__________________________
     Title:_________________________

                                   EXHIBIT E

                                       TO

                                 LOAN AGREEMENT

                                    BETWEEN

                           DAWSON GEOPHYSICAL COMPANY

                                      AND

                       NORWEST BANK TEXAS, MIDLAND, N.A.

                             SECURITY AGREEMENT


     THIS SECURITY AGREEMENT ("Security Agreement"), dated as of the 1st day of April, 1996, by Dawson Geophysical Company, a Texas corporation, with its principal offices at 208 South Marienfeld, Midland, Texas 79701, in favor of Norwest Bank Texas, Midland, N.A., a national banking association with banking quarters at 500 West Texas, Suite 400, Midland, Texas 79701.

     WHEREAS, Dawson Geophysical Company and Norwest Bank Texas, Midland, N.A. executed that certain Loan Agreement dated of even date herewith (which, together with all amendments and supplements thereto, is herein called the "Loan Agreement") pursuant to which Norwest Bank Texas, Midland, N.A. agreed, subject to certain terms and conditions therein stated, to make loans to Dawson Geophysical Company as provided in the Loan Agreement; and

     WHEREAS, Norwest Bank Texas, Midland, N.A. has conditioned its obligations under the Loan Agreement upon the execution and delivery by Dawson Geophysical Company of this Security Agreement, and Dawson Geophysical Company has agreed to make and deliver this Security Agreement.

     NOW, THEREFORE, (i) in compliance with the terms and conditions of the Loan Agreement, (ii) for and in consideration of the premises and the agreements herein contained, and (iii) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Dawson Geophysical Company and Norwest Bank Texas, Midland, N.A. agree as follows:

SECTION 1.  DEFINITIONS

     Unless otherwise defined herein, terms which are defined in the Loan Agreement and used herein are so used as so defined; and the following terms shall have the following meanings:

     (a) "Accounts" means all accounts receivable, book debts, notes, drafts, instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to Debtor (including under any trade names, styles or division thereof) whether arising out of goods sold or leased by it or services rendered by it or from any other transaction, whether or not the same involve the sale of goods or performance of services by Debtor (including, without limitation, any such obligation which would be characterized as an account, general intangible or chattel paper under the UCC) and all of Debtor's rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services, and all of Debtor's rights to any goods represented by any of the foregoing (including returned or repossessed goods and unpaid seller's rights) and all moneys due or to become due to Debtor under all contracts for the sale of goods and/or the performance of services by it (whether or not yet earned by performance) or in connection with any other transaction, now in existence or hereafter arising, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing.

     (b) "Contracts" means the contracts between any person and Debtor, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of Debtor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of Debtor to damages arising out of, or from, breach or default in respect thereof and (iii) all rights of Debtor to perform and to exercise all remedies thereunder.

     (c) "Debtor" is Dawson Geophysical Company, a Texas corporation.

     (d) "Documents" has the meaning assigned in Section 9-105 of the UCC.

     (e) "Equipment" means all (i) trailers, trucks, rolling equipment, buggy-mounted vibrators and other vehicles which are not covered by a certificate of title law of any state, (ii) machinery, (iii) equipment and (iv) computers, in each case to the extent acquired (in whole or in part) by Debtor with proceeds of Advances made to Debtor under the Notes, and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed therein or affixed thereto, including, but not limited to, all equipment as defined in Section 9-109(2) of the UCC.

     (f) "Instrument" has the meaning assigned in Section 9-105 of the UCC.

     (g) "Obligation" means the Notes and all other present and future indebtedness, obligations and liabilities, and all renewals, rearrangements and extensions thereof, or any part thereof, now or hereafter owed to Secured Party by Debtor arising from, by virtue of, or pursuant to any Loan Paper, or otherwise, together with all interest accruing thereon and costs, expenses, and attorneys' fees incurred in the enforcement or collection thereof, whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several or were, prior to acquisition thereof by Secured Party, owed to some other person.

     (h) "Proceeds" means all "proceeds" as such term is defined in Section 9-306(a) of the UCC and, in any event, shall mean and include, but not be limited to, the following at any time whatsoever arising or receivable: (i) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, (ii) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Debtor from time to time with respect to any of the Collateral, and (iii) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority).

     (i) "Secured Party" is Norwest Bank Texas, Midland, N.A., a national banking association.

     (j) "UCC" means the Uniform Commercial Code as from time to time in effect in the State of Texas.

     (k) "Vehicles" means all cars, trucks, trailers and rolling equipment and other vehicles, wherever located, which are covered by a certificate of title law of any state.


SECTION 2.  GRANT OF SECURITY INTEREST

     As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligation, the Debtor hereby grants to the Secured Party a security interest and Bank Lien in all of the following property now owned or at any time hereafter acquired by the Debtor or in which the Debtor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

     (i)    all Accounts;

     (ii)   all Contracts;

     (iii)  all Documents;

     (iv)   all Equipment;

     (v)    all Instruments; and

     (vi) all Proceeds and all present and future increases, combinations, reclassifications, improvements and products of, accessions, attachments, and other additions to, and substitutes and replacements for all or any part of the foregoing.

SECTION 3.  DEBTOR'S REPRESENTATIONS AND WARRANTIES

     The Debtor hereby represents and warrants that:

     (a) Title; No Other Liens. Except for the Lien granted to the Secured Party for the benefit of the Secured Party pursuant to this Security Agreement and the other Liens permitted to exist on the Collateral pursuant to the Loan Agreement, the Debtor owns each item of the Collateral free and clear of any and all Liens or claims of others. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except (i) such as may have been filed in favor of the Secured Party, for the benefit of the Secured Party, pursuant to this Security Agreement or any other Loan Paper, and (ii) such as may have been filed by third parties to perfect Liens permitted by the Loan Agreement.

     (b) Perfected First Priority Liens. The Liens granted pursuant to this Security Agreement constitute perfected Liens on the Collateral in favor of the Secured Party, which are prior to all other Liens on the Collateral created by the Debtor and in existence on the date hereof and which are enforceable as such against all creditors of and purchasers from the Debtor and against any owner or purchaser of the real property where any of the Equipment is located and any present or future creditor obtaining a Lien on such real property.

     (c) Accounts. The amount represented by the Debtor to the Secured Party from time to time as owing by each account debtor or by all account debtors in respect of the Accounts will at such time be the correct amount actually owing by such account debtor or debtors thereunder. No amount payable to the Debtor under or in connection with any Account is evidenced by any Instrument which has not been delivered to the Secured Party. Debtor's Accounts arose in the ordinary course of Debtor's business from the performance of services that Debtor has fully and satisfactorily performed or from the sale or lease of goods in which Debtor had sole and complete ownership. No such Account is subject to counterclaim or defense (other than discount for prompt payment as shown on the invoices).

     (d) Use and Protection of Collateral. The Collateral will be used for business purposes only and certain of the Collateral is of a type normally used in more than one state.

     (e) Debtor's Address and Location of Collateral. Debtor's chief executive office/chief place of business is located at 208 South Marienfeld, Midland, Texas 79701. The Collateral will remain in Debtor's possession or control at all times (at Debtor's risk of loss) and will be kept at the locations described on Exhibit A hereto, as the same may be amended or supplemented from time to time.

     (f) Governmental Obligors. None of the obligors on any Accounts, and none of the parties to any Contracts, is a governmental authority.

     (g) Consents. No consent of any party (other than the Debtor) to any Contract or any obligor in respect of any Account is required, or purports to be required, in connection with the execution, delivery and performance of this Security Agreement. Each Account and each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the obligor in respect thereof or parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally. No consent or authorization of, filing with or other act by or in respect of any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of any of the Accounts or Contracts by any party thereto other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Account or Contract to any material adverse limitation, either specific or general in nature. Neither the Debtor nor (to the best knowledge of the Debtor) any other party to any Account or Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. The Debtor has fully performed all its obligations under each Contract. The right, title and interest of the Debtor in, to and under each Account or Contract are not subject to any defense, offset, counterclaim, or claim which would materially adversely affect the value of such Account or Contract as Collateral, nor have any of the foregoing been asserted or alleged against the Debtor as to any of the foregoing. Upon request by Secured Party, the Debtor will deliver to the Secured Party a complete and correct copy of each Contract, including all amendments, supplements and other modifications thereto. No account payable to the Debtor under or in connection with any Account or Contract is evidenced by any Instrument which has not been delivered to the Secured Party.

     (h) Power and Authority; Authorization. The Debtor has the power and authority and the legal right to execute and deliver, to perform its obligations under, and to grant the Bank Liens on the Collateral pursuant to, this Security Agreement and has taken all necessary corporate and other action to authorize its execution, delivery and performance of, and grant of the Bank Liens on the Collateral pursuant to, this Security Agreement.

     (i) Enforceability. This Security Agreement constitutes a legal, valid and binding obligation of the Debtor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

     (j) No Conflict. The execution, delivery and performance of this Security Agreement will not violate or constitute a default under (i) any provision of any agreement to which Debtor is a party or by which any of its assets may be bound or subject to, or (ii) the articles of incorporation or by-laws of the Debtor, and (iii) will not result in the creation or imposition of any Lien on any of the properties or revenues of the Debtor except as contemplated hereby.

     (k) No Consents, etc. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other person (including, without limitation, any stockholder or creditor or Affiliate of the Debtor), is required in connection with the execution, delivery, performance, validity or enforceability of this Security Agreement.

     (l) No Litigation. On July 1, 1995, an automobile accident claimed the lives of four employees of the Borrower which involved an automobile owned by the Borrower. The Borrower is a defendant in a lawsuit filed by the families of two of the employees whose deaths resulted from the accident. The families filed suit against the Borrower under the gross negligence provisions of the Texas Workers' Compensation Act. Accordingly, the Borrower believes its exposure is limited to exemplary damages of $36 million. The litigation is currently in the discovery stage. The Borrower has approximately $12 million of insurance coverage available to provide against an unfavorable outcome in this matter. Due to the uncertainties inherent in litigation, no absolute assurance can be given as to the ultimate outcome of this suit. However, the Borrower believes, based on knowledge of the facts to date and consultation with its legal advisors, that liabilities, if any, from this suit should not have a Material Adverse Effect. No other litigation, investigation or proceeding of or before any arbitrator or governmental authority is pending or, to the knowledge of the Debtor, threatened by or against the Debtor or against any of its properties or revenues which could reasonably be expected to have a Material Adverse Effect.

     (m) Equipment. Exhibit B, as the same may be amended or supplemented from time to time, is a complete and correct list of all Equipment owned by the Debtor and acquired (in whole or in part) with proceeds of the Notes.

SECTION 4.  DEBTOR'S COVENANTS

     The Debtor covenants and agrees with the Secured Party that, from and after the date of this Security Agreement until the Obligations are paid in full:

     (a) Principal Obligation. Debtor shall pay the Obligation in accordance with the terms thereof and shall otherwise perform all covenants and agreements of Debtor contained in the Loan Agreement, this Security Agreement and in all other Loan Papers.

     (b) Debtor Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Debtor shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreements giving rise to each such Account or Contract in accordance with and pursuant to the terms and provisions of each such Contract or agreement giving rise to an Account.

     (c) Costs. Debtor shall pay Secured Party on demand every expense (including reasonable attorney's fees and other legal expenses) incurred or paid by Secured Party in exercising or protecting its interests, rights, and remedies under this Security Agreement, plus interest thereon at the Highest Lawful Rate per annum on each such amount commencing on the date notice of such expenses is given to Debtor by Secured Party until paid by Debtor.

     (d) Further Documentation; Pledge of Instruments. At any time and from time to time, upon the written request of the Secured Party, and at the sole expense of the Debtor, the Debtor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of the Loan Agreement and this Security Agreement and of the rights and powers herein granted, including, without limitation, the execution and delivery of amendments or supplements to Exhibit A and Exhibit B to this Security Agreement and the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Bank Liens created hereby. The Debtor also hereby authorizes the Secured Party to file any such financing or continuation statement without the signature of the Debtor to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Security Agreement shall be sufficient as a financing statement for filing in any jurisdiction. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, such Instrument shall be immediately delivered to the Secured Party, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Security Agreement.

     (e) Indemnification. The Debtor agrees to pay, and to save the Secured Party harmless from, any and all liabilities, costs and expenses (including, without limitation, legal fees and expenses) (i) with respect to, or resulting from, any delay in paying, any and all excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral,
(ii) with respect to, or resulting from, any delay in complying with any law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Security Agreement. In any suit, proceeding or action brought by the Secured Party under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Debtor will save, indemnify and keep the Secured Party harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Debtor.

     (f) Maintenance of Records. The Debtor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts and Contracts. The Debtor will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby.

For the further security of the Secured Party, the Secured Party shall have a security interest in all of the Debtor's books and records pertaining to the Collateral, and the Debtor shall turn over any such books and records to the Secured Party or to its representatives during normal business hours at the request of the Secured Party. Upon the making of each Advance under the Term Promissory Note, the Debtor shall deliver to the Secured Party a report, in form satisfactory to the Secured Party, of all of the Collateral then being acquired by the Debtor with the proceeds of such Advance and specify therein the place where such Collateral will be located. Upon request by the Secured Party from time to time, the Debtor shall deliver to the Secured Party a report of all Collateral then owned by the Debtor with an indication of the place where the same may be located. Such report shall be in form satisfactory to the Secured Party. The Debtor shall cause each unit of the Collateral to be kept numbered with its identifying unit number as set forth in the reports executed and delivered to the Secured Party as required by the Loan Agreement and this Security Agreement, and will not change the numbers of any such unit except with the written consent of the Secured Party and in accordance with a statement of new numbers to be submitted therefor filed with the Secured Party.

     (g) Right of Inspection. The Secured Party shall at all times have full and free access during normal business hours to all the books, correspondence and records of the Debtor, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Debtor agrees to render to the Secured Party, at the Debtor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Party and its representatives shall at all times also have the right to enter into and upon any premises where any of the Equipment is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

     (h) Compliance with Laws, etc. The Debtor will comply in all material respects with all requirements of law applicable to the Collateral or any part thereof or to the operation of the Debtor's businesses; provided, however, that the Debtor may contest any requirement of law in any reasonable manner which shall not, in the sole opinion of the Secured Party, adversely affect the Secured Party's rights or the priority of its Bank Liens on the Collateral.

     (i) Compliance with Terms of Contracts, etc. The Debtor will perform and comply in all material respects with all its obligations under the Contracts and all its other contractual obligations relating to the Collateral.

     (j) Payment of Obligations. The Debtor will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity thereof is being contested in good faith by appropriate proceedings, (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (iii) such charge is adequately reserved against on the Debtor's books in accordance with generally accepted accounting principles.

     (k) Limitation of Liens on Collateral and Vehicles. The Debtor will not create, incur or permit to exist, will defend the Collateral and Vehicles against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral or any Vehicle, other than the Liens created hereby and other than as permitted pursuant to the Loan Agreement, and will defend the right, title and interest of the Secured Party in and to any of the Collateral and Vehicles against the claims and demands of all persons whomsoever.

     (l) Limitations on Dispositions of Collateral. The Debtor will not sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except as expressly permitted in the Loan Agreement.

     (m) Limitations on Modifications, Waivers, Extensions of Contracts and Agreements Giving Rise to Accounts. The Debtor will not (i) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to an Account in any manner which could reasonably be expected to materially adversely affect the value of such Contract or Account as Collateral, (ii) fail to exercise promptly and diligently each and every material right which it may have under each Contract and each agreement giving rise to an Account (other than any right of termination) or (iii) fail to deliver to the Secured Party a copy of each material demand, notice or document received by it relating in any way to any Contract or any agreement giving rise to an Account.

     (n) Limitations on Discounts, Compromises, Extensions of Accounts. Other than in the ordinary course of business as generally conducted by the Debtor over a period of time, the Debtor will not grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partially, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon.

     (o) Maintenance of Equipment. The Debtor will maintain each item of Equipment in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

     (p) Maintenance of Insurance. The Debtor will maintain, with financially sound and reputable companies, insurance policies (i) insuring the Equipment and Vehicles against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Secured Party and (ii) insuring the Debtor and the Secured Party against liability for personal injury and property damage relating to such Equipment and Vehicles, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Secured Party, with losses payable to the Secured Party as its interests may appear. All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Secured Party of written notice thereof, and (ii) be reasonably satisfactory in all other respects to the Secured Party. The Debtor shall deliver to the Secured Party a report of a reputable insurance broker or agent with respect to such insurance during a month specified by the Secured Party in its discretion in each calendar year and such supplemental reports with respect thereto as the Secured Party may from time to time reasonably request. Secured Party shall apply the Proceeds of such insurance in accordance with the terms and provisions of the Loan Agreement.

     (q) Further Identification of Collateral. The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

     (r) Notices. The Debtor will advise the Secured Party promptly, in reasonable detail, at its address set forth in the Loan Agreement, (i) of any Lien (other than Liens created hereby or permitted under the Loan Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereunder.

     (s) Changes in Locations, Name. etc. The Debtor will not (i) change the location of its chief executive office/chief place of business from that specified in Section 3 or (ii) (ii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Secured Party in connection with this Security Agreement would become seriously misleading.

     (t) Vehicles. The Debtor will maintain each Vehicle in good operating condition, ordinary wear and tear and immaterial impairments of value and damage by the elements excepted, and will provide all maintenance, service and repairs necessary for such purpose.

     (u) Removal of Collateral from One State to Another State. At least three days prior to the removal of any Collateral to any state other than a state referred to in any report duly made and delivered by the Debtor to the Secured Party pursuant to subparagraph (f) above, the Debtor will advise the Secured Party in writing of such intended removal. With reference to any such removal, the Debtor shall take all steps required to perfect, protect, preserve and maintain the interest of the Secured Party in the Collateral; provided, however, that the Secured Party consents that the Debtor may, in the ordinary course of its business and without prior notice to the Secured Party, temporarily remove the Collateral or any part thereof for a period not to exceed thirty days from the respective jurisdictions in which they are located as set forth in the latest report made by the Debtor to the Secured Party, but this consent shall not affect nor release the Debtor from any of its obligations under the Loan Agreement or this Security Agreement.

SECTION 5. PERFORMANCE BY SECURED PARTY OF DEBTOR'S AGREEMENTS

     If the Debtor fails to perform or comply with any of the agreements contained herein and the Secured Party, as provided for by the terms of this Security Agreement, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Prime Rate, shall be payable by the Debtor to the Secured Party on demand and shall constitute Obligations secured hereby.

SECTION 6. SECURED PARTY'S APPOINTMENT AS ATTORNEY-IN-FACT

     (a) Attorney-in-Fact. Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party the power and right, on behalf of the Debtor, without notice to or assent by the Debtor, to do the following:

           (1) in the case of any Account, at any time when the authority of the Debtor to collect the Accounts has been curtailed or terminated pursuant to the first sentence of Section 9(c) hereof, or in the case of any other Collateral, at any time when any Event of Default shall have occurred and its continuing, in the name of the Debtor or its own name, or otherwise, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under, or with respect to, any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting any and all such moneys due or with respect to such Collateral whenever payable;

           (2) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, to effect any repairs or any insurance called for by the terms of this Security Agreement and to pay all or any part of the premiums therefore and the costs thereof; and

           (3) upon the occurrence and during the continuance of any Event of Default, (a) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (b) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (c) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (d) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (e) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (f) to settle, compromise or adjust any suit, action or proceeding described in the preceding clause and, in connection therewith, to give such discharges or releases as the Secured Party may deem appropriate; and (g) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do , at the Secured Party's option and the Debtor's expense, at any time, or from time to time, all acts and things which the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Liens of the Secured Party thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Debtor might to.

           The Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     (b) Other Powers. The Debtor also authorizes the Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Sections 6(a) and 9(d), any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

SECTION 7. PROCEEDS

     In addition to the rights of the Secured Party specified in Section 9 with respect to payments of Accounts, it is agreed that if an Event of Default shall occur and be continuing (i) all Proceeds received by the Debtor consisting of cash, checks and other near-cash items shall be held by the Debtor, in trust for the Secured Party, segregated from other funds of the Debtor, and shall, forthwith upon receipt by the Debtor, be turned over to the Secured Party in the exact form received by the Debtor (duly indorsed by the Debtor to the Secured Party), and (ii) any and all such Proceeds received by the Secured Party (whether from the Debtor or otherwise) may, in the sole discretion of the Secured Party, be held by the Secured Party for the Secured Party as collateral security for, and/or then or at any time thereafter may be applied by the Secured Party against, the Obligations (whether matured or unmatured), such application to be in such order as the Secured Party shall elect. Any balance of such Proceeds remaining after the Obligations shall have been paid in full shall be paid over to the Debtor or to whomsoever may be lawfully entitled to receive the same.

SECTION 8. EVENTS OF DEFAULT

     If any one or more of the following shall occur and shall not have been remedied in the period, if any, provided for, an "Event of Default" shall be deemed to have occurred hereunder and with respect to all of the Obligation, unless waived in writing by Secured Party:

           (a) default shall be made in the payment when due of any installment of principal or interest on the Notes or any other Obligation;

           (b) any representation or warranty made by Debtor in this Security Agreement, or by Debtor in the Loan Agreement or in any of the other Loan Papers or in any certificate, document or financial or other statement furnished to Secured Party under or in connection with this Security Agreement, the Loan Agreement or any other Loan Paper shall be or shall prove to have been incorrect or untrue or misleading in any material respect on or as of the date made or deemed made and shall continue unremedied for a period of 15 days after the earlier of (i) the Debtor becoming aware of such default or (ii) the Secured Party giving notice thereof to the Debtor;

           (c) default shall be made by Debtor in the due performance or observance of any covenant, condition or agreement contained in this Security Agreement, or default shall be made by Debtor in the due performance or observance of any covenant, condition or agreement contained in the Loan Agreement or in any of the other Loan Papers and such default shall continue unremedied for a period of 15 days after the earlier of (i) Debtor becoming aware of such default or (ii) the Secured Party giving notice thereof to the Debtor;

           (d) Debtor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of Debtor or of all or a substantial part of Debtor's assets; (ii) be unable, or admit in writing its inability, or fail to confirm its ability (when requested to do so by Secured Party) to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent or file a voluntary petition in bankruptcy; (v) file a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency law; (vi) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; or (vii) take any action for the purpose of effecting any of the foregoing;

           (e) an order, judgment or decree shall be entered by any court of competent jurisdiction approving a petition seeking reorganization of Debtor or appointing a receiver, trustee or liquidator of Debtor or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed in effect for any period of 30 consecutive days;

           (f) the failure of Debtor to have discharged within a period of 30 days after the commencement thereof any attachment, sequestration or similar proceeding against any of its properties or assets having a value of $100,000 or more;

           (g) any acceleration, notice of default, filing of suit or notice of breach by any lender, lessor, creditor or other party to any Material Agreement to which Debtor is a party, or to which its properties or assets are subject;

           (h) the occurrence of a Material Adverse Effect with respect to Debtor; or

           (i) final judgment or judgments shall be entered against Borrower involving in the aggregate a liability (not paid or fully covered by insurance or not otherwise covered by indemnity agreements acceptable to Lender in its sole discretion) of $100,000 or more, and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof.

SECTION 9. SECURED PARTY'S RIGHTS, REMEDIES AND POWERS

     (a) Analysis of Accounts. The Secured Party shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Debtor shall furnish all such assistance and information as the Secured Party may require in connection therewith. At any time and from time to time, upon the Secured Party's request and at the expense of the Debtor, the Debtor shall cause independent public accountants or others satisfactory to the Secured Party to furnish to the Secured Party reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

     (b) Notice to Account Debtors and Contracting Parties. Upon the request of the Secured Party at any time, the Debtor shall notify account debtors of the Accounts and parties to the Contracts that the Accounts and the Contracts have been assigned to the Secured Party and that payments in respect thereof shall be made directly to the Secured Party. The Secured Party may in its own name or in the name of others communicate with account debtors on the Accounts and parties to the Contracts to verify with them to its satisfaction the existence, amount and terms of any Accounts or Contracts.

     (c) Collections on Accounts and Contracts. The Secured Party hereby authorizes the Debtor to collect the Accounts and Contracts, subject to the Secured Party's direction and control, and the Secured Party may curtail or terminate said authority at any time. If required by the Secured Party at any time, any payments of Accounts and Contracts, when collected by the Debtor, shall be forthwith (and, in any event, within two Business Days) deposited by the Debtor in the exact form received, duly indorsed by the Debtor to the Secured Party if required, in a special collateral account maintained by the Secured Party, subject to withdrawal by the Secured Party for the account of the Secured Party only, as provided in this Security Agreement, and, until so turned over, shall be held by the Debtor in trust for the Secured Party, segregated from other funds of the Debtor. All Proceeds while held by the Secured Party (or by the Debtor in trust for the Secured Party) shall continue to be collateral security for all of the Obligations and shall not constitute payment thereof until applied as provided in this Security Agreement. At such intervals as may be agreed upon by the Debtor and the Secured Party, or, if an Event of Default shall have occurred and be continuing, at any time at the Secured Party's election, the Secured Party shall apply all or any part of the funds on deposit in said special collateral account on account of the Obligations in such order as the Secured Party may elect, and any part of such funds which the Secured Party elects not so to apply and deems not required as collateral security for the Obligations shall be paid over from time to time by the Secured Party to the Debtor or to whomsoever may be lawfully entitled to receive the same. At the Secured Party's request, the Debtor shall deliver to the Secured Party all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Accounts and Contracts, including, without limitation, all original orders, invoices and shipping receipts.

     (d) Remedies; Acceleration of Maturity of Obligation; Repossession and Sale of Collateral. At any time after an Event of Default occurs, Secured Party may declare every Obligation immediately due and payable and may exercise, in addition to all other rights and remedies granted to it in this Security Agreement, the Loan Agreement and in any of the other Loan Papers securing, evidencing or relating to the Obligation, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Secured Party, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Debtor or any other person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any party thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable and at such prices as Secured Party may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity or redemption in the Debtor, which right or equity is hereby waived or released. The Debtor further agrees, at the Secured Party's request, to assemble the Collateral and make it available to the Secured Party at places which the Secured Party shall reasonably select, whether at the Debtor's premises or elsewhere. The Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Party hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Secured Party may elect, and only after such application and after the payment by the Secured Party of any other amount required by any provision of law, need the Secured Party account for the surplus, if any, to the Debtor. To the extent permitted by applicable law, the Debtor waives all claims, damages and demands it may acquire against the Secured Party arising out of the exercise by it of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Debtor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Secured Party to collect such deficiency.

     (e) Right of Setoff. In addition to the security interest and Lien herein described, Debtor expressly recognizes and grants Secured Party upon the occurrence of an Event of Default the right of setoff with respect to any money, checks, certificates of deposit or instruments deposited with Secured Party, whether in general or special deposits, which right may be exercised concurrently with or separately from any and all other rights of Secured Party against Debtor.

SECTION 10.  LIMITATIONS ON SECURED PARTY'S DUTIES AND OBLIGATIONS

     (a) Limitations on Secured Party's Obligations Under Accounts and Contracts. The Secured Party shall not have any obligation or liability under any Account (or any agreement giving rise thereto) or Contract by reason of or arising out of this Security Agreement or the receipt by the Secured Party of any payment relating to such Account or Contract pursuant hereto, nor shall the Secured Party be obligated in any manner to perform any of the obligations of the Debtor thereof under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

     (b) Limitation on Duties Regarding Preservation of Collateral. The Secured Party's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Secured Party deals with similar property for its own account. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Debtor or otherwise.

     (c) No Duty on the Part of Secured Party. The powers conferred on the Secured Party under this Security Agreement are solely to protect the interests of the Secured Party in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor or its officers, directors, employees, stockholders or agents for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

SECTION 11.  GENERAL PROVISIONS

     (a) Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     (b) Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     (c) Additional Definitions. The term "Debtor" as used in this Security Agreement is to be construed as singular or plural to correspond with the number of persons executing this instrument as Debtor. The pronouns used in this instrument are in the masculine gender but shall be construed as feminine or neuter as occasion may require. "Secured Party" and "Debtor" as used in this instrument include the heirs, executors or administrators, successors, representatives, receivers, trustees, custodians, and assigns of those parties.

     (d) Captions. The section and paragraph headings appearing in this instrument were inserted for convenience only and are not to be given any substantive meaning or significance in construing this Security Agreement.

     (e) Waivers and Amendments; Successors and Assigns. None of the terms or provision of this Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Debtor and the Secured Party, provided that any provision of this Security Agreement may be waived by the Secured Party in a written letter or agreement executed by the Secured Party or by telex or facsimile transmission from the Secured Party. This Security Agreement shall be binding upon the successors and assigns of the Debtor and shall inure to the benefit of the Secured Party and its successors and assigns.

     (f) No Waiver; Cumulative Remedies. The Secured Party shall not by any act (except by a written instrument pursuant to Section 11(e) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     (g) GOVERNING LAW. THE LAW GOVERNING THIS SECURED TRANSACTION SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ANY OF THE COLLATERAL SITUATED IN ANY OTHER STATE MAY BE GOVERNED BY THE LAWS OF SUCH OTHER STATE.

     (h) Renewal, Extension or Rearrangement. All provisions of this Security Agreement and of any other Loan Paper relating to the Notes or other Obligation shall apply with equal force and effect to each and all promissory notes hereafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Obligation originally represented by the Notes or any part of such other Obligation.

     (i) Assignment. Secured Party may from time to time assign this Security Agreement, Secured Party's rights under this Security Agreement, or all or any of the Obligation. In any such case, the assignee will be entitled to all rights, privileges, and remedies granted in this Security Agreement to Secured Party, and Debtor will not assert against the assignee any claims or defenses Debtor may have against Secured Party (except those granted in this Security Agreement).

     (j) Notices. Notices hereunder may be given by mail, by telex or by facsimile transmission, addressed or transmitted to the person to which it is being given at such person's address or transmission number set forth in this Security Agreement and shall be effective (a) in the case of mail, two days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile notices, when sent. The Debtor may change its address and transmission number by written notice to the Secured Party, and the Secured Party may change its address and transmission number by written notice to the Debtor.

     EXECUTED the date first above written, in Midland County, Texas.


                        SECURED PARTY

                        NORWEST BANK TEXAS, MIDLAND, N.A.


                        By: /s/ JAMES R. KREUZ
                           -----------------------------------
                           James R. Kreuz, Vice President


                        Facsimile Transmission Number for Notice:

                        (915) 688-8679


                        DEBTOR

                        DAWSON GEOPHYSICAL COMPANY



                        By: /s/ L. DECKER DAWSON
                           -----------------------------------
                           L. Decker Dawson, President


                        Facsimile Transmission Number for Notice:

                        (915) 683-4298

                                 EXHIBIT "A"
                             TO SECURITY AGREEMENT
               (AS AMENDED ON                               )


                            LOCATIONS OF COLLATERAL


Headquarters:

     208 South Marienfeld
     Midland, Texas  79701


Other Warehouse and Yard Locations:

                                 EXHIBIT "B"
                             TO SECURITY AGREEMENT
                (AS AMENDED ON                                 )


                                   EQUIPMENT


Description

                                   EXHIBIT F

                                       TO

                                 LOAN AGREEMENT

                                    BETWEEN

                           DAWSON GEOPHYSICAL COMPANY

                                      AND

                       NORWEST BANK TEXAS, MIDLAND, N.A.

     1. Borrower is duly organized, validly existing and in good standing under the laws of its state of organization, having all corporate powers required to enter into and carry out the transactions contemplated hereby. Borrower is duly qualified, in good standing and authorized to do business in all other jurisdictions wherein the character of Borrower's operations, transaction of business or ownership of property makes such qualification necessary, except where the absence of qualification, good standing or authorization would not have a Material Adverse Effect on the business or properties of Borrower.

     2. Borrower is duly authorized and empowered to create and issue the Notes and to execute and deliver the Agreement, the Notes, the other Loan Papers and all other instruments referred to or mentioned therein, and all action (corporate or otherwise) on Borrower's part requisite for the due execution, delivery and performance of the Agreement, the Notes and the other Loan Papers has been duly and effectively taken.

     3. The Agreement is, and the other Loan Papers when duly executed and delivered will be, legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms (subject to applicable bankruptcy, insolvency or other laws generally affecting the enforcement of creditors' rights).

     4. The execution and delivery by Borrower of the Loan Papers to which it is a party, the performance by Borrower under such Loan Papers, and the consummation of the transactions contemplated by the various Loan Papers, do not and will not (1) conflict with any provision of the articles of incorporation or bylaws of Borrower, or (2) except as to matters that could not reasonably be expected to have a Material Adverse Effect, result in the acceleration of any Debt owed by Borrower, or conflict with any law, statute, rule, regulation or Material Agreement, judgment, license, order or permit applicable to or binding upon Borrower or any of its properties or assets, or require the consent, approval, authorization or order of, or notice to or filing with, any Governmental Authority or third party, or result in or require the creation of any Lien upon any material assets or properties of Borrower, except as permitted in the Loan Papers.

     5. The Borrower is a defendant in the litigation described in Section 4.8 of the Loan Agreement. There is no other litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the best of counsel's knowledge, threatened against or affecting the Borrower which involves the possibility of any judgment or liability not fully covered by indemnity agreements or insurance, and which would have a Material Adverse Effect.

     6. Except for Liens of the type permitted under Section 6.1 of the Agreement, there are no Liens on any Collateral.

     7. The Borrower has no Subsidiaries.

                                   EXHIBIT G

                                       TO

                                 LOAN AGREEMENT

                                    BETWEEN

                           DAWSON GEOPHYSICAL COMPANY

                                      AND

                       NORWEST BANK TEXAS, MIDLAND, N.A.

                         MONTHLY BORROWER'S CERTIFICATE


     Reference is made to that certain Loan Agreement dated April 1, 1996 between Dawson Geophysical Company (the "Borrower") and Norwest Bank Texas, Midland, N.A. (the "Lender") (the "Loan Agreement"). Pursuant to the provisions of the Loan Agreement, the undersigned chief executive officer or principal financial officer of Borrower hereby certifies and represents to Lender that, to the best knowledge of the undersigned, except as set forth below, (i) there exists no Event of Default under the Loan Agreement or any of the other Loan Papers, (ii) there exists no set of circumstances or event which, with lapse of time or notice or both, would constitute an Event of Default under the Loan Agreement or the other Loan Papers, and (iii) during the period covered by this certificate, all of the terms and provisions of the Loan Agreement and the other Loan Papers have been fully performed and complied with.

     Exception to the above certification. (State "none" or list and specify the actions taken or proposed to be taken to remedy or correct same.)









     Period covered:  For the month ended _______________, 199__.

     Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.



     Dated:  _______________________, 199__.




                               _______________________________________________
                               (Chief Executive Officer or Principal Financial Officer of Borrower)

                                   EXHIBIT H

                                       TO

                                 LOAN AGREEMENT

                                    BETWEEN

                           DAWSON GEOPHYSICAL COMPANY

                                      AND

                       NORWEST BANK TEXAS, MIDLAND, N.A.

                          CURRENT RATIO CALCULATION







          1.   Sum of Borrower's current assets          $___________

          2.   Sum of Borrower's current liabilities     $___________

          3.   Current Ratio                             $   1 / 2
                                                          -----------

                                   EXHIBIT I

                                       TO

                                 LOAN AGREEMENT

                                    BETWEEN

                           DAWSON GEOPHYSICAL COMPANY

                                      AND

                       NORWEST BANK TEXAS, MIDLAND, N.A.

                        TANGIBLE NET WORTH CALCULATION






          1.   Sum of Borrower's stockholders' equity    $___________

          2.   Sum of Borrower's Intangible Assets       $___________

          3.   Tangible Net Worth                        $   1 - 2
                                                          -----------

                                   EXHIBIT J

                                       TO

                                 LOAN AGREEMENT

                                    BETWEEN

                           DAWSON GEOPHYSICAL COMPANY

                                      AND

                       NORWEST BANK TEXAS, MIDLAND, N.A.

                            CASH FLOW CALCULATION






1. Sum of Borrower's net income from continuing
     operations (excluding extraordinary income
     but including extraordinary expenses)                $___________

2. Sum of Borrower's depreciation, depletion
     and amortization expenses                            $___________


3. Cash Flow                                              $    1 + 2
                                                           -----------